Exhibit 10.6







                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") dated as of August l , 1995, is by and between Brunswick Development Corporation., a Maine corporation, with a principal office in Brunswick, Maine ("Landlord") and Brunswick Technologies, Inc., a Maine corporation with a principal office in Brunswick, Maine ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord owns certain land situated in Brunswick, Maine, more particularly described below (the "Real Property"); and

         WHEREAS, Landlord has agreed to construct improvements and a building (the "Building") on the Real Property in accordance with mutually agreed upon plans and specifications (such improvements, the Building, and the Real Property are collectively referred to as the "Leased Premises") with a fixed price not to exceed $1,700,000 as more particularly described herein; and

         WHEREAS, Landlord wishes to lease to Tenant, and Tenant wishes to lease from Landlord, the Leased Premises on the terms and conditions set out below.

         NOW, THEREF0RE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. LEASED PREMISES.

              a. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Real Property described on Exhibit A attached hereto and incorporated herein, together with a Building and improvements to be erected thereon in accordance with mutually agreed upon design specifications and building plans (the "Construction Plans") on the terms and conditions set out below.

              b. Tenant and Landlord shall cooperatively develop Construction Plans for a 50,000 square foot Building. Tenant shall assist the Landlord in selecting a general contractor to construct the Building, and assist the Landlord in negotiating all the terms of a fixed price construction contract to construct the Building which shall provide for total Project Costs (except land acquisition) not to exceed $1,700,000 and shall be in the form attached hereto as Exhibit B. "Project Costs" are those costs identified in Exhibit C attached hereto and incorporated herein by reference. Any development, construction or other Project Costs associated with the Building in excess of $1,700,000 shall be the sole responsibility and obligation of Tenant, unless the Landlord expressly assumes responsibility for additional costs in a written agreement signed by an authorized representative of Landlord expressly stating that the $1,700,000 responsibility of the Landlord should be increased by a specific dollar amount.






         Landlord and Tenant shall appoint a construction manager acceptable to both parties to oversee the construction of the Building (the "Construction Manager").

         All change orders must be approved in writing by both the Landlord and the Tenant. No change orders shall be effective without such mutual written approval. Approval of change orders by the Landlord shall not constitute a commitment to pay Project Costs in excess of $1,700,000.

         Any requisitions shall be reviewed at regularly scheduled meetings of the general contractor, the Construction Manager and representatives of the Landlord and the Tenant. Requisitions must be approved by the Landlord and the Tenant. In the event of any dispute between the Landlord and Tenant regarding the approval of any requisition which is not resolved following good faith discussions so as to allow timely payment of the requisition, the dispute shall be submitted to the Construction Manager for immediate, final, binding and nonappealable resolution. Payment of any requisition shall not constitute acceptance of any work not performed by accordance with the construction contract.

         Landlord shall be responsible for obtaining, either directly or through the general contractor, all approvals, permits and/or licenses necessary for the construction and operation of the premises, and shall provide copies of the same to Tenant prior to the Commencement Date. Landlord shall deliver to Tenant on or before the Commencement Date final lien waivers from all contractors, subcontractors, or materialmen that provided services or materials in connection with the construction of the Building, together with a written statement from the general contractor setting forth the names of all such contractors, subcontractors, and materialmen. In addition, before executing and delivering any contracts related to services or materials that are in addition to or are supplemental to the construction contract, Landlord shall provide copies of the same to the Tenant for approval. Landlord acknowledges that Tenant's approval will be dependent, in part, on whether the Landlord's rights and warranties pursuant to such contracts are assignable to and inure to the benefit of Tenant.

              c. Landlord expressly disclaims all warranties relating in any way to construction of the Building including, without limitation, any warranties as to workmanship, materials, safety or fitness for a particular purpose. Landlord shall assign to Tenant any warranties of all architects, engineers and other professionals, all general contractors, subcontractors, suppliers and other vendors, and any other party providing services labor, or materials to Landlord relating to construction of the Building. Landlord shall conditionally assign to Tenant with the consent of the General Contractor, its rights under the construction contract, which assignment shall become effective upon failure of Landlord to pursue any claim or right of action thereunder. Tenant understands that the Construction Manager shall be responsible for inspection of the Building and that Landlord will not inspect the Building for compliance with the Construction Plans or for any other purpose. All risk relating to construction of the Building as between Landlord and Tenant, except for payment of the initial $1,700,000 in Project Costs, shall be borne by Tenant, and Tenant shall accept the Building As Is after Landlord has funded the $1,700,000 in Project Costs required by this

                                        2







Lease. The construction contract for the Building shall require that the general contractor maintain builders' risk insurance, general liability insurance and workers' compensation insurance with coverage satisfactory to the Landlord and the Tenant and that the General Contractor provide a payment and performance bond securing the obligations of the General Contractor under the construction contract. Upon termination or earlier expiration of this Lease, for any reason whatsoever, all warranties and other rights assigned to Tenant hereunder shall revert to Landlord without necessity of any further action by Tenant.

              d. Tenant shall have access to the Leased Premises to inspect the Building at any and all times as construction progresses subject to the following terms and conditions:

                    (1) Any such entry upon the Leased Premises shall be in compliance with all insurance regulations of Landlord and of contractors of Landlord;

                    (2) Tenant shall not interfere with any work being done by Landlord or its agents;

                    (3) Any communication from Tenant with respect to the construction of the work shall be directed through the Construction Manager; Tenant shall not communicate with Landlord's contractors with respect to any such work, except through the Construction Manager;

                    (4) Any entry by Tenant or its employees, agents, or contractors shall be at its and their own risk and the provisions of Section 21 hereof with respect to indemnification and release shall apply to any such entry.

         TO HAVE AND TO HOLD the Leased Premises for the term and rental hereinafter provided and upon the conditions, covenants and agreements hereinafter set forth, SUBJECT TO THE OPERATION AND EFFECT OF ANY AND ALL INSTRUMENTS AND MATTERS OF RECORD AND SUBJECT TO EXHIBIT A ATTACHED HERETO.

         2. TERM.

              a. The initial term of this Lease shall be for ten (10) Lease Years, commencing on the later of (i) January 1, 1996; or (ii) the date that the Building has been completed to a stage that a certificate of occupancy is issuable by the Town of Brunswick, Landlord has obtained all lien waivers from all contractors and materialmen and Tenant can occupy and utilize the Leased Premises for its business subject to typical "punch list" items that would not materially interfere with tenant's operations as determined by the Construction Manager (the "Initial Term"); provided that the foregoing does not constitute any warranty or other assurance as to the adequacy of design of the Building for Tenant's intended or actual utilization. Tenant hereby agrees to execute a document, satisfactory in form and content to Landlord, on or prior to the Commencement Date stating the Commencement Date and acknowledging that the Initial Term has commenced.

                                        3







              b. Tenant shall have the option to extend the term of this Lease for one (1) additional period of five (5) years. If Tenant exercises its option, the five-year renewal (the "Renewal Term") shall commence immediately upon the expiration of the Initial Term. In order to exercise the option to extend this Lease for the Renewal Term, (i) Tenant shall deliver to Landlord written notice of its election to exercise said option not later than one hundred eighty (180) days before the expiration of the Initial Term of this Lease; (ii) the Lease shall be in full force and effect and Tenant shall not be in default of any of its obligations under this Lease at the time it delivers notice of its election to exercise said option to extend or at the end of the Initial Term; and (iii) no portion of the Leased Premises may be sublet or otherwise occupied by another party at the end of the tenth Lease Year; provided, that this condition (iii) may be voided and waived by the written consent of Landlord in its sole discretion. All of the terms and conditions of this Lease, except rent which is addressed specifically in Section 3 hereof, shall be applicable in the event Tenant exercises its option for the Renewal Term. Tenant shall have no right or option to extend this Lease beyond the Renewal Term; provided, however, that Landlord shall negotiate with Tenant in good faith to extend this Lease beyond the Renewal Term. The word "Term" as used herein shall mean the Initial Term; provided, however, that if Tenant extends the Initial Term as provided herein, the word "Term" shall mean the Initial Term as so extended.

         3. RENT.

              a. Tenant covenants and agrees to pay to Landlord a net base rental per square foot of the Building for the Initial Term and the Renewal Term as follows:

                                  INITIAL TERM

   LEASE      RENT PER
   YEAR      SQUARE FOOT         ANNUAL BASE RENT        MONTHLY INSTALLMENT
- --------------------------------------------------------------------------------
     1      $3.63/sq. ft.             181,500(1)              15,125.00(1)
     2      $3.63/sq. ft.             181,500                 15,125.00
     3      $3.63/sq. ft.             181,500                 15,125.00
     4      $3.63/sq. ft.             181,500                 15,125.00
     5      $3.63/sq. ft.             181,500                 15,125.00
     6      $3.73/sq. ft.             186,500                 15,541.66
     7      $3.83/sq. ft.             191,500                 15,958.33
     8      $3.93/sq. ft.             196,500                 16,375.00


   (1)Plus a pro rata portion for any portion of a calendar month between the Commencement Date and the first full calendar month following the Commencement Date

                                        4



     9      $4.03/sq. ft.             201,500                 16,791.66
    10      $4.13/sq. ft.             206,500                 17,208.33


                                  RENEWAL TERM

   LEASE      RENT PER
   YEAR      SQUARE FOOT          ANNUAL BASE RENT       MONTHLY INSTALLMENT
- --------------------------------------------------------------------------------
    11      $4.23/sq. ft.             211,500                 17,625.00
    12      $4.33/sq. ft.             216,500                 18,041.66
    13      $4.43/sq. ft.             221,500                 18,458.33
    14      $4.53/sq. ft.             226,500                 18,875.00
    15      $4.63/sq. ft.             231,500                 19,291.66

For purposes of calculating base rental, the Building shall be conclusively presumed to contain 50,000 square feet, notwithstanding any deviation in actual dimensions.

         In the event the Project Costs are less than $1,700,00O, the excess proceeds from the loan by the Town to the Landlord to finance the Cost of the Building will be applied to debt service on the loan and Tenant's succeeding months' rent shall be reduced by the amount of the excess until the excess proceeds have been fully applied.

            b. The annual base rent payable hereunder shall be payable in equal monthly installments in an amount equal to 1/12 of the annual base rent for the applicable Lease Year. The first monthly installment of base rent shall be due and payable upon the Commencement Date. Thereafter, the monthly installments of rent shall be due and payable on the first (1st) day of each month in advance. In the event Tenant has not paid base rent in full by 4:30 p.m. Eastern Standard Time on the fifth day of each month, a surcharge shall be automatically imposed upon Tenant in an amount equal to five percent (5 %) of the base rent not timely paid, and such surcharge shall thereafter be deemed base rent for all purposes under this Lease. Any monthly installment of base rent (including any applicable surcharge), or any portion thereof, not paid on or before the tenth (lOth) day of each month shall bear interest accruing from the 10th day of that month until payment at a rate of eighteen percent (18%) per annum. Interest accrued on late payments shall constitute base rent for all purposes under this Lease. In the event Landlord's offices are closed on the 1st day of the month, rent shall be due the first business day thereafter. All payments of base rent shall be paid in advance, on the date specified above, without notice, setoff or deduction, in lawful money of the United States of America at the address of Landlord as set forth in Section 34 of this Lease, or at such other place as Landlord may from time to time designate in writing. Base rent shall be prorated for any portion of a calendar month within the Term.


                                        5





            c. The term "Lease Year" for the first Lease Year shall mean the period commencing on the Commencement Date and ending on the day immediately preceding the first anniversary of such Commencement Date; provided, however, that if the Commencement Date is the not the first day of a calendar month, the first Lease Year shall end on the last day of the twelfth full calendar month following the Commencement Date. For Lease Years after the first Lease Year, "Lease Year" shall mean the twelve calendar month period beginning with the day following the expiration of the preceding Lease Year.

            d. It is the intention of the parties hereto that the rent payable hereunder shall be net to Landlord so that this Lease shall yield to Landlord the net annual rent specified herein during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises shall be paid by Tenant, except (i) debt service on Landlord's financing for the Leased Premises, and (ii) as otherwise expressly set forth herein.

            e. This Lease shall terminate at the end of the Term without the necessity of any notice. Tenant shall, at its expense, at or prior to the expiration of the Term or any earlier termination of this Lease (i) promptly surrender to Landlord possession of the Leased Premises (including any fixtures or other improvements) in good order and repair (ordinary wear and tear excepted) and broom clean, (ii) remove therefrom Tenant's signs, furnishings, trade fixtures, and equipment which are used in conducting Tenant's business and are not owned by Landlord, and (iii) repair any damage to the Leased Premises caused by such removal.

        4. UTILITIES.

         Utility connections to the Leased Premises shall be provided in the Building design as a project component. Tenant shall directly pay for all heat, electricity, water, sewerage, propane and any and all other utilities supplied to the Building.

            5. TAXES AND MAINTENANCE EXPENSES.

            a. Tenant agrees to pay before delinquency all real estate taxes levied against the Building and the land on which the Leased Premises are located, which land is designated as Tax Lot 59 on Map 17 of the Town of Brunswick dated April 1, 1994 (the "Tax Lot"). Tenant's liability to pay the real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Term. Tenant shall have the right to dispute such taxes and charges in good faith, provided that Tenant shall notify Landlord of the dispute prior to delinquency and take all necessary measures to assure that no lien or other interest in, to or upon the Leased Premises in favor of any government authority shall arise as a result thereof. If any such liens or interests do arise, the Tenant will take all necessary measures to remove such liens at least 90 days prior to any forfeiture of title.

            b. Tenant shall pay before delinquency any and all personal property taxes, assessments, license taxes, sales and use taxes, employment taxes and other charges levied.


                                        6




assessed or imposed and which become payable during the Term upon Tenant's operations or upon the equipment, furniture, appliances or trade fixtures and other personal property of Tenant of any kind installed or located on the Leased Premises; provided, however, that Tenant shall have the right to dispute such taxes and charges in good faith, provided that Tenant shall notify Landlord of such dispute prior to delinquency and take all necessary measures to assure that no lien or other interest in, to or upon the Leased Premises in favor of any government authority shall arise as a result thereof. If any such liens or interests do arise, the Tenant will take all necessary measures to remove such liens at least 90 days prior to any forfeiture of title.

            c. Tenant shall be responsible for the payment of all costs and expenses incurred from the Commencement Date through the end of the Term that are associated with or related to the Leased Premises and the use, occupancy, operation, maintenance and repair thereof. Debt service on funds borrowed to construct the Building, or any refinancing thereof, shall not be included in expenses.

            d. In the event of any State or local limitation on real or personal property tax rates or amounts, or in the event any such taxes are hereafter repealed or eliminated, then Tenant shall pay to Landlord an amount equal to the real and personal property taxes that would have been paid with respect to the Leased Premises (and personal property located therein) under existing law as of the date hereof, had such limits or changes not been adopted or imposed, using as the rate and valuation for such tax the rate and valuation in effect as of the date of such change. The Town shall reasonably and in good faith determine any amount to be paid by Tenant to Landlord pursuant to this Section 5(d), providing appropriate credit for any amounts received by the municipality from the State or under authority of the State to compensate the municipality for the loss of tax revenue as contemplated under this Section 5(d).

            6. USE AND SIGNAGE.

            a. The Premises shall be used for any lawful purpose consistent with applicable zoning requirements. Tenant shall use the Leased Premises in a careful, safe and proper manner and shall not use or permit the Leased Premises to be used for any purposes prohibited by the laws of the United States or the State of Maine or the ordinances of the Town of Brunswick. Tenant shall keep the Leased Premises in a neat and sanitary condition and shall not commit or permit any nuisance or waste on or in, or about the Leased Premises. Tenant shall dispose of all debris, trash and waste in compliance with all applicable laws and regulations.

            b. Tenant may affix and maintain any signs that are consistent with applicable zoning requirements. Any such signs shall be installed and maintained by Tenant at its sole cost and expense and shall comply with all laws, ordinances or regulations applicable thereto.


                                        7





            c. In addition to and not in limitation of the other provisions of this Lease, Tenant covenants that it will not introduce or permit to be introduced or located on the Leased Premises any Hazardous Materials, as hereafter described, except in accordance with any applicable licenses, permits, laws, rules and regulations and that Tenant will not violate any Environmental Laws as hereafter described in connection with Tenant's use, maintenance or operation of the Leased Premises and Tenant shall, and hereby does totally and completely defend, save, and hold harmless Landlord, its employees, agents, officers, trustees, and directors, shareholders, partners, successors and assigns (the "Indemnified Landlord Parties") from and against, and shall promptly pay to or reimburse the Indemnified Landlord Parties for, all claims, demands, actions, losses, penalties, costs, expenses and damages, including all attorneys fees and court costs, investigation and laboratory fees, clean-up and removal costs incurred by or asserted against the Indemnified Landlord Parties by reason of the inaccuracy or breach of the covenant contained in this subparagraph. Upon termination of this Lease, Tenant covenants and agrees to remove any and all Hazardous Materials introduced by it in violation of this Lease at its sole expense. Tenant acknowledges and agrees that the expiration or sooner termination of this Lease shall not relieve or release Tenant of any legal liability and responsibility whether by way of damages, penalties, remedial actions or otherwise for unlawful discharges of Hazardous Materials. As used herein, "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous waste, petroleum or petroleum products, hazardous matter, hazardous or toxic substances, or toxic pollutants, oil or waste oil as any of those terms are used or defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U S.C. ss.ss. 9601. et seg.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 2802, et seg.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901, et seg.), applicable Maine statutes or any similar federal, state or local law, or in the regulations adopted and publications promulgated pursuant thereto, including all amendments to such laws and regulations and all supplements or successors thereto (such Acts, statutes, laws and regulations together with the Acts, statutes, laws and regulations referred to hereinafter in this subparagraph being sometimes referred to herein as "Environmental Laws"), or any other pollutants, contaminants, substances or materials that may constitute a hazard, peril or threat to the health of persons, animals, plant life or the environment; excepting, however, "Hazardous Materials" shall not for the purposes hereof include any materials or substances in amounts or concentrations insufficient to require any remedial action under any applicable law, order, rule or regulation of the federal, state or local governments.

         7. COMPLIANCE WITH LAWS.

         Tenant covenants and agrees that during the Term, it shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of the federal, state and local governments or any of their departments, bureaus, boards, commissions and officials thereof with respect to the Leased Premises or the use or occupancy thereof, including without limitation, at Tenant's cost, to alter, maintain or restore the Leased Premises in compliance with all laws relating to the condition, use or occupancy of the Leased Premises, whether said work is structural or nonstructural, foreseen or


                                        8






unforeseen and whether said compliance shall be ordered or directed to or against Landlord or Tenant, or both.

         8. FINACIAL COVENANTS. Tenant covenants and agrees that during the Term, it shall furnish to Landlord:

              a. Promptly after becoming available and in any event within ninety (90) days after the close of each fiscal year of Tenant, the audited financial statements of Tenant; and

              b. Within forty-five (45) days after the end of each fiscal year quarter, an eighteen (18) month cash flow projection for Tenant, including a line item for rental payments on the Leased Premises, certified by Tenant's Chief Financial Officer as being an accurate projection to the best of his or her knowledge or ability; and

              c. Such other information and materials as may be necessary for the Landlord to timely comply with any and all federal securities laws or rating agency requirements relating to primary or secondary market disclosure in connection with Landlord's financing of the Leased Premises.

         9. ALTERATIONS AND IMPROVEMENTS.

              a. Tenant acknowledges that Landlord is not responsible for making any Tenant improvements except as provided in Section 1 hereof. Tenant shall not make any improvements, alterations, additions, or installments to the Leased Premises with a cost in excess of $50,000 individually or in the aggregate during any 360-day period, without the Landlord's prior written approval, which approval will not be unreasonably withheld. Approval under this Section 9(a) shall not constitute approval under Section 9(c) unless such approval specifically so states. In the event Tenant desires to expand the Building during the Term of this Lease, Landlord shall, in good faith, negotiate a commercially reasonable arrangement to accommodate the expansion. This provision does not apply to trade fixtures governed by Section 17 hereof.

              b. Tenant hereby releases and agrees to hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with improvements, alterations, additions or installations on or to the Leased Premises made by or under the direction of Tenant. Tenant shall pay the cost of all such improvements, alterations, additions, or installations and also the cost of painting, restoring or repairing the Building occasioned by such improvements, alterations, additions, or installations.

              c. Any improvements, alterations, additions or installations made by Tenant at Leased Premises shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all applicable governmental authorities, shall be constructed in a good and workmanlike manner, and shall immediately become the property


                                        9




of Landlord and surrendered to Landlord upon the expiration or termination of this Lease, unless required to be removed as provided in the next sentence. Upon expiration or other termination of this lease, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, promptly and with all due diligence remove any alterations, additions or improvements made by Tenant and designated by Landlord to be removed and shall repair any damage to the Building caused by such removal; provided, however, that Tenant shall not be required to remove any structural improvements to the Leased Premises so long as Landlord agrees in writing specifically referencing this Section 9(c) in advance of installation that such structural improvements may remain at the conclusion of the Term. This provision does not apply to trade fixtures governed by Section 17.

         10. MAINTENANCE AND REPAIRS.

              a. Tenant shall take good care of the Leased Premises and the fixtures and improvements therein or thereon and, at its sole cost and expense, shall make repairs, restorations or replacements as and when needed to preserve them in good working order, condition and repair. Tenant specifically agrees to keep in good order, condition, and repair the roof, foundations, heating, air conditioning, ventilating, and electrical systems and equipment, and other structural portions of the Building. Except as specifically herein otherwise provided, Tenant also agrees that from and after the date that possession of the Leased Premises is delivered to Tenant, and until the end of the Term of this Lease, Tenant will keep neat and clean and maintain in good order, condition, and repair all nonstructural portions of the Building including, but not limited to, the exterior and interior portions of all doors, all plumbing and sewerage facilities, fixtures, interior walls, floors, ceilings, cleaning and replacement as necessary of all windows, maintenance and repair of all interior and exterior signage, maintenance of all landscaping, parking areas, sidewalks and driveways, including removal of snow and ice, all exterior lighting, security systems, and any and all other improvements on the Leased Premises. Tenant shall, at Tenant's expense, repaint and refurbish the Building and any part and portion thereof from time to time in order to assure that the same are kept in a tenantable and attractive condition throughout the Term of this Lease.

              b. If Tenant fails to make any repairs, restorations or replacements as required by this Lease, Landlord may, but shall not be obligated to, make such repairs, restorations or replacements, or perform such maintenance, at the expense of Tenant and such expense shall be due as additional rent. Landlord shall provide Tenant with reasonable advance notice prior to exercising its right to make repairs or replacements hereunder. Tenant shall comply with all provisions of Section 18 of this Lease in connection with such repairs, restorations and replacements. Landlord shall exercise such right so as to cause a minimum of disruption to Tenant's operations, provided that there shall be no allowance to Tenant for diminution of the rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to or interruption of business arising from Landlord, Tenant or any other party making any such repairs, restorations or replacements, alterations, additions or improvements in or to any portion of the Leased Premises.


                                       10







         11. MECHANIC'S LIENS.

         Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on the Leased Premises and Tenant shall keep the Leased Premises free and clear of all mechanic's liens and other liens on account of work done for Tenant or persons claiming under it. In the event a lien is placed upon the Premises, Tenant shall cause the lien to be removed or bonded within 30 days Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, costs or expenses, including attorneys' fees, on account of any claims of any nature for work performed for, or materials or supplies furnished to, Tenant or persons claiming under it. Landlord may require, at Landlord's sole option, as a condition to its consent to any such work with a total cost in excess of $50,000, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of the improvements, additions, or alterations that Tenant desires to make.

         12. QUIET ENJOYMENT.

         Landlord covenants and agrees with Tenant that upon Tenant paying the rent hereunder and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises subject, nevertheless, to the terms and conditions of this Lease, including without limitation the subordination provision of Section 25 hereof.

         13. ASSIGNMENT OR SUBLETTING.

              a. Tenant shall not, either voluntarily or by operation of law, transfer, pledge, hypothecate, mortgage or assign this Lease or any interest herein, or sublet the Leased Premises or any portion thereof, or otherwise allow or suffer the Leased Premises or any portion thereof to be used by any other person, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld. In connection with any proposed assignment or sublease, Landlord reserves the right to consider in connection with providing such consent, among such other factors as it deems appropriate the personal property tax revenue to be generated by any such assignee or subtenant. Any such attempted assignments, subletting or occupancy without Landlord's prior written consent shall be void and shall confer no rights whatsoever on any party and shall, at Landlord's option, constitute a default hereunder. The consent by Landlord to an assignment, subletting, occupancy or use arrangement shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting, occupancy or use arrangement. If Tenant shall request Landlord's consent to a sublease, assignment or use agreement hereunder, Tenant shall pay Landlord's expenses, including legal fees, incurred in connection with the processing and reviewing of documents necessary to evaluate such request. Tenant's liability shall be reduced by any excess rent actually received by Landlord pursuant to Section 13(b).



                                       11



            b. Any consideration received by Tenant on account of any such assignment or any rent under a sublease or occupancy exceeding the rent in effect during the Lease Year in which the sublease or occupancy becomes effective shall be paid in full by Tenant to Landlord upon receipt of same. In the event of any default under this Lease, total damages due from Tenant to Landlord shall be reduced by the cumulative excess rent previously received by Landlord under this Section 13(b).

            c. Tenant shall have the right without the prior written consent of the Landlord to assign this Lease to any affiliated entity. An affiliated entity is any entity that controls, is controlled by, or is under common control with Tenant. Control means voting control through equity interest or other contractual commitment providing effective control over management of the Tenant's principal business affairs.

            d. The Landlord agrees to consent to collateral assignment, pledge or other mortgaging of Tenant's leasehold interest upon terms and conditions reasonably acceptable to the Landlord, which consent will not be unreasonably withheld.

            14. EMINENT DOMAIN.

            a. If the entire Building is taken by any public authority under the power of eminent domain or taken in any manner for any public or quasi-public use or conveyed in lieu of such taking, or if any portion of the Building is so taken or conveyed so as to render the Leased Premises untenable or unsuitable for manufacturing processes of Tenant, then the term of this Lease shall cease as of the day possession shall be taken by such public authority or the date of the conveyance and the rent and other sums payable hereunder shall be duly apportioned as of the date of such taking or conveyance. If any portion of the Building shall be taken or conveyed as described above, but such taking or conveyance does not render the Leased Premises untenantable, then this Lease shall continue in full force and effect. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord. Tenant hereby waives all claims against Landlord and the condemning authority for or on account or incident to such taking, except Tenant may separately claim and recover from the condemning authority, but not from Landlord, the value of the remaining term of the Lease and the value of any personal property of Tenant that Tenant was entitled to remove pursuant to the Lease.

            b. If only a portion of the Building is taken by any public authority under power of eminent domain or taken in any manner for any public or quasi-public use or conveyed in lieu thereof and this Lease is not terminated pursuant to Subsection 14(a), this Lease shall continue in full force and effect and Landlord shall make an equitable adjustment of the rent payable by Tenant for the tenantable portion of the Leased Premises effective the date of taking or conveyance.



                                       12




         15. INSURANCE.

            a. At all times during the Term of this Lease, Tenant shall, at its own expense, maintain (i) fire and hazard insurance on the Building in an amount at least equal to the replacement value thereof, (ii) commercial general liability insurance for claims for personal injury or death and property damage having such limits as to each as are reasonably required by Landlord from time to time, but in any event not less than One Million Dollars ($1,000,000) for bodily injury to or death of any one person during any one occurrence, Three Million Dollars ($3,000,000) for bodily injury to or death of all persons in any one occurrence, and Five Hundred Thousand Dollars ($500,000) for property damage or destruction during any one occurrence; provided that every three (3) years during the Term, the Landlord may adjust the foregoing coverage limits to a commercially reasonable level; and (iii) all risk property insurance on all leasehold improvements and on all personal property and trade fixtures of Tenant to the extent of at least ninety percent (90%) of their insurable value; products liability insurance with respect to any items manufactured or assembled by Tenant. Each such policy (i) shall name as the insureds thereunder, as their interests may appear, Landlord and Tenant and, at Landlord's request, any mortgagee of Landlord's interest in the Property (and supply such mortgagee with a Maine Standard Mortgagee Endorsement, if so requested); and (ii) shall, by its terms, be considered primary and non-contributory with respect to any other insurance carried by Landlord or its successors and assigns; and (iii) shall by its terms be cancelable or altered only on at least thirty (30) days prior written notice to Landlord (and at Landlord's request any mortgagee of Landlord): and (iv) shall be issued by an insurer reasonably acceptable to Landlord. Tenant at Tenant's sole expense, shall comply with all rules, orders, regulations or requirements of the board of fire underwriters, or any other similar body, having jurisdiction over the Leased Premises. No adjustment of any and all claims shall be made without the prior written approval of the Landlord, which may be withheld in the Landlord's sole discretion.

            b. Prior to the Commencement Date, Tenant shall deliver to Landlord an original or copy of each such policy or, at Landlord's option, a certificate thereof and at least thirty (30) days before any such policy expires, Tenant shall deliver to Landlord an original replacement policy therefor (or at Landlord's option a certificate thereof). Tenant shall require such insurer to specify in its certificate that it will provide Landlord with at least 30 days prior written notice of any changes in coverage, coverage limits, cancellation or nonrenewal of its policy or policies.

         16. CASUALTY LOSS.

            a. If at any time during the Term, the Leased Premises shall be damaged or destroyed in whole or in part by fire or other cause, and Tenant elects not to terminate this Lease, then Tenant shall, at its own cost and expense, repair and restore the Leased Premises to its condition as of the Commencement Date, subject to reasonable wear and tear, within a period of time, which, under all prevailing circumstances, shall be commercially reasonable. In such event, this Lease shall remain in full force and effect and Tenant shall not be entitled to any reduction of the rent payable hereunder, proportionate or otherwise. All proceeds of


                                       13




the insurance required under Section 15(a) hereof shall first be applied to repair and restore the Leased Premises if Tenant elects to repair and restore the Premisses pursuant to this Section.

            b. In no event shall Landlord be required to repair any injury or damage by fire or other cause, or to make repairs or replacements of, any leasehold improvements, fixtures or other personal property of Tenant.

            c. Tenant shall have the option to terminate the Lease and not reconstruct the Building in which case Tenant shall surrender to Landlord the Leased Premises in accordance with the provisions of Section 18 and pay over to Landlord all proceeds of the insurance required under Section 15(a) hereof. Tenant shall pay to Landlord such additional amounts as may be required, together with such insurance proceeds, to produce an amount sufficient, when invested at the yield on the Bonds as reported on He Form 8038-G filed with the Internal Revenue Service in connection therewith, giving account to the investment earnings thereon, to pay the outstanding principal of, premium, if any, and interest on the loan from the Town to Landlord to finance the construction of the Building as and when due. In the event insurance proceeds actually received exceed the amount required to fund the payment of outstanding principal of, premium, if any, and interest on the Bonds determined in the manner hereinabove described, then such excess insurance proceeds shall be divided between Landlord and Tenant on a proportionate basis based upon a fraction, the numerator of which will be the value of the Landlord's or Tenant's interest in the Leasehold Premises, as the case may be (with Tenant's interest to be determined based upon the initial term of this Lease without taking into consideration its right to renew or extend the term or its option to purchase), and the denominator of which will be the total value of the Leased Premises. The value of the Leased Premises, the Landlord's interest in the Leased Premises and Tenant's leasehold interest shall be determined using the same procedure as is set forth in Section 19 hereof regarding determination of fair market value of the Leased Premises. The total value of the Leased Premises shall in no event exceed the lesser of (a) the sum of the Landlord's value plus Tenant's value or
(b) the insurance proceeds. All rent and other sums payable hereunder shall be apportioned as of the date of such termination and Landlord and Tenant shall be free and discharged from all obligations hereunder arising after the date of such termination; provided any responsibility or liability for events occurring prior to the termination date shall survive the termination.

         17. TRADE FIXTURES.

         Tenant may install or cause to be installed in the Leased Premises such equipment and trade fixtures as are reasonably necessary for the operation of its business. Such equipment and trade fixtures shall remain personal property of Tenant. Tenant shall be entitled to remove such trade fixtures installed by Tenant at any time during the Term or upon the expiration or earlier termination of this Lease; provided that Tenant is not then in default hereunder. Tenant covenants and agrees, at its own expense, to immediately repair any damage to the Leased Premises attributable to the removal of any of Tenant's equipment and trade fixtures, reasonable wear and tear excepted, and this provision shall survive the


                                       14




expiration or termination of this Lease. As used herein, the term "trade fixtures" includes, but is not limited to: (1) all materials, inventories, and supplies; (2) manufacturing equipment of every kind; (3) all handling and storage equipment not provided or financed by the Landlord; (4) any and all equipment installed specific to the operations of BTI, such as vents or cranes or other equipment for specific operations not provided or financed by the Landlord; (5) lighting installed for specific work centers installed by BTI not provided or financed by the Landlord; (6) portable office partitions and office equipment not provided or financed by the Landlord.

         18. ACCESS TO LEASED PREMISES.

         Landlord and Landlord's agent shall have the right to enter the Leased Premises upon reasonable advance notice under the circumstances to examine them, show them to prospective purchasers or mortgagees and to make and perform such maintenance, repairs and other work that Landlord may be required to perform under this Lease or as Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises, provided that no obligation to perform any such work is hereby implied, without the same constituting an eviction of Tenant in whole or in part or entitling Tenant to any abatement of rent or damages for any injury or interference with Tenant's business or loss of quiet enjoyment. Landlord shall exercise its best efforts to take all such actions in a manner which causes minimum disruption and cost to Tenant.

         19. OPTION TO PURCHASE THE LEASED PREMISED.

         Landlord hereby grants to Tenant the option to purchase the Leased Premises at the time, for the consideration, and upon the terms and conditions hereinafter set forth:

            a. Except as provided below, Tenant may exercise this option to purchase the Leased Premises at any time following the conclusion of the fifth year of the Term hereof; provided, that any such election must be evidenced by a notice in writing addressed to Landlord.

            b. The price to be paid by Tenant to Landlord for the Leased Premises if the option is exercised shall be the greater of:

                (1) The fair market value of the Leased Premises (including the Real Property, Building, and related improvements), at the time Tenant gives written notice to Landlord that it elects to exercise its option to purchase the Leased Premises; or

                (2) An amount equal to the sum of (i) the fair market value of the Real Property plus (ii) an amount sufficient, when invested at the yield on the Bonds as reported on the Form 8038-G filed with the Internal Revenue Service in connection therewith, giving account to the investment earnings thereon, to pay the outstanding principal of, premium, if any, and interest on the loan from the Town to Landlord to finance the construction of the building. The amortization schedules on the loan from the Town to


                                       15





Landlord shall be the same as the Town's general obligation bonds issued to fund the loan to Landlord.

              c. For purposes of this Section 19, fair market value shall be determined on the following basis and in the following order of priority:

              1. By agreement of the parties;

              2. By qualified appraiser acceptable  to both  parties;

              3. In the event the parties  cannot agree upon a single  appraiser within 30 days following notice of exercise of Tenant's option, then each party shall select an appraiser within 10 days and the two appraisers so chosen shall select a third qualified appraiser and the arithmetic average of the three appraisals shall be the fair market value.

              d. The option price to be paid to Landlord, as hereinabove provided, shall be a net amount to Landlord, and all expenses in connection with the transfer of the Leased Premises including, but not limited to, appraisals, title insurance, recording fees, documentary stamps, conveyance tax, and all other closing costs, shall be paid by Tenant. Notwithstanding the foregoing, Landlord shall be responsible for payment of all outstanding liens and encumbrances against the Leased Premises, excepting any liens or encumbrances created by Tenant, provided no authority to create such liens or encumbrances is hereby implied. The option price shall be paid by Tenant in cash to Landlord concurrently with the conveyance of the Leased Premises by Landlord to Tenant. The Leased Premises shall be conveyed by Landlord to Tenant free and clear of liens and encumbrances excepting municipal and zoning ordinances, recorded easements, and recorded restrictions identified in Exhibit A attached hereto, all taxes or assessments, general or special, and any other defects, liens, or encumbrances caused, created, or suffered by Tenant. Tenant shall obtain and pay for any title evidence which Tenant may feel necessary prior to conveyance. Landlord will provide Tenant with all title reports, title opinions and title policies in its possession.

              e. The right to exercise the option herein granted is conditioned upon the faithful performance by Tenant of all covenants, conditions, and agreements required to be performed by it as Tenant under this Lease, and the payment by Tenant of all rent and other monetary obligations imposed upon Tenant by this Lease to the date of the completion of the purchase of the Leased Premises by Tenant. The Tenant shall have no right to purchase the Leased Premises and any attempt to exercise this option shall be void, if at the time such option is exercised, Tenant is in default under this Lease; provided, however, that Tenant shall have the right to cure any defaults in the manner and to the extent provided in Section 22 hereof at the time it exercises its option and such cure shall satisfy the conditions of this section.




                                       16





              f. The closing shall occur within 90 days of Tenant's exercise of its option. At closing, Landlord shall deliver a quitclaim deed with covenants conveying good and marketable title to Tenant.

              g. Landlord shall have the right to sell the Leased Premises to a third party at any time, subject to Tenant's rights and interests under this Lease, including without limitation the Tenant's rights under this Section l9.

         20. END OF TERM.

         At the expiration or termination of this Lease, Tenant shall promptly quit and surrender the Leased Premises to Landlord broom clean and in good order and condition, ordinary wear excepted, and free from debris, trash and waste. All trade fixtures, equipment, furniture, furnishings and personal effects not removed by Tenant within ten (lO) days after expiration or termination of this Lease shall, at Landlord's option, be deemed to have been conveyed to Landlord and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without obligation to account therefor or, at Landlord's option, Landlord can have such trade fixtures and items removed and the cost of any such removal and the expense of any repair necessitated by such removal shall be borne by Tenant.

         21. RELEASE AND INDEMNITY.

              a. Tenant shall neither hold nor attempt to hold Landlord or Landlord's employees or agents liable for, and Tenant shall defend, hold harmless and indemnify Landlord and Landlord's employees or agents from and against, any and all demands, claims, causes of action, liabilities or judgments, and any and all expenses and costs (including, without limitation, attorneys' fees) incurred by Landlord in investigating and resisting the same, incurred in connection with, or as a result of, or arising from any of the following:

                   (l) any acts, omissions or negligence of Tenant, its agents, employees, contractors, subtenants, invitees or visitors or any violation or non-performance of any law, ordinance or governmental requirement of any kind, or from any breach or default in the performance of any provisions of this Lease by any of such persons, or any activity, work or other thing done, permitted or suffered by any of such persons; or

                   (2) any injury or damage to the person, property or business of Tenant, its agents, employees, contractors, invitees, visitors or any other person entering upon the Leased Premises, where the injury or damage is caused by any reason whatsoever, except as specifically hereinafter discussed, including without limiting the generality of the foregoing, negligence of Landlord. The sole exception to this indemnity is for injury or damage caused solely by the fraudulent or criminal acts of the officers and agents of Landlord.



                                       17




                   b. Neither Landlord, nor its agents, servants, or employees, shall be liable for, and Tenant hereby releases such parties from, all claims for loss of life, personal injury or damage to property or business sustained by Tenant or any person claiming by or through Tenant resulting from any fire, accident, occurrence or condition in or upon the Leased Premises. Tenant agrees to use and occupy the Leased Premises at its own risk. Landlord shall have no responsibility or liability for any such loss or injury or for any loss of or damage to fixtures or personal property of Tenant.

                   c. The provisions of this Section 21 shall survive the termination or expiration of this Lease.

         22. DEFAULT.

         The occurrence of any one or more of the following shall constitute a default of Tenant hereunder:

              a. Tenant shall fail to pay any installment of base rent within ten (10) days after the due date specified in Section 3(b) hereof; provided, however, that no default shall occur unless payment is not received within a period of 10 days following Tenant's receipt of written notice from the Landlord of failure to make such payment. Notice shall be given by Landlord to Tenant of failure to pay only upon the expiration of ten (10) days following the due date.

              b. Tenant shall neglect or fail to perform or observe any covenant herein contained on Tenant's part to be performed or observed, or to pay any sums other than base rent to any party when due, that is not otherwise specified as an event of default under this Section, and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given to Tenant written notice specifying such neglect or failure (forthwith in the case of an emergency or in the case of a breach of a negative covenant contained herein), or within such longer period as may be reasonably required to cure such default if it is of such nature that it can be cured, but not within such thirty-day period, provided that Tenant promptly commences to remedy such default and proceeds with reasonable diligence thereafter to cure such default; provided, however, that such period of completion shall not extend for more than an additional ninety
(90) days).

              c. This Lease or the Leased Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or any partner of Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, or any partner of Tenant, and such attachment is not discharged or disposed of within ninety (90) days after the levy thereof.

              d. Tenant shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment of all or a substantial part of its property for the benefit of creditors, (iii) apply for or consent to or acquiesce in the appointment of a receiver trustee or liquidator of Tenant, or any partner of Tenant, or of all or a substantial



                                       18




part of its property or of the Leased Premises or of its interest in this Lease unless such receiver, trustee or liquidator is discharged within ninety (90) days from the date of his appointment; or (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Tenant, or any partner of Tenant, in any bankruptcy, reorganization or insolvency proceedings which is not dismissed in ninety (90) days.

              e. The entry of a court order, judgment or decree without the application, approval or consent of Tenant, appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its property or of the Leased Premises or of Tenant's interest in this Lease or adjudicating Tenant, or any partner of Tenant, a bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or stayed within ninety (90) days from the date of entry.

         23. REMEDIES.

         If Tenant shall default under this Lease as set forth in Section 22, Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

              a. Landlord lawfully may, immediately or at any time after such default, and without demand or notice, enter into and upon said Leased Premises or any part thereof in the name of the whole, and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate.

              b. Landlord shall have the right to terminate this Lease by giving Tenant notice in writing, and upon the giving of such notice, this Lease and the Term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant's liability) on the date of the termination of this Lease without the necessity of re-entry or any other act on Landlord's part. Upon any termination of this Lease Tenant shall quit and surrender to Landlord the leased Premises as set forth in Section 20. If this Lease is terminated, Tenant shall remain liable to Landlord for all rent accrued and unpaid and for the entire unpaid rental and other sums due hereunder for the remainder of the Term and Landlord shall also be entitled to recover damages from Tenant, such damages to include not only damages under this Lease, but also reimbursement for any liability or obligation that Landlord may elect to assume under any subleases of the Leased Premises. Landlord agrees to exercise reasonable efforts to mitigate its damages.



                                       19





              c. Landlord may, without further demand or notice, re-enter and take possession of the Leased Premises or any part thereof, without terminating this Lease and expel Tenant and those claiming through or under Tenant, and remove any effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies and Tenant shall remain liable for its obligations under this Lease. Should Landlord elect to re-enter as provided in this subsection 23(c), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord, may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms and at such rent or rentals and upon such other conditions as Landlord may deem advisable, with the right to make alterations or repairs to the Leased Premises. No such re-entry or repossession of the Leased Premises by Landlord shall be construed as an election of Landlord's part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such re-entry or repossession of the Leased Premises shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Landlord shall be entitled to the amount of the monthly rent and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of reletting the Leased Premises after deducting all of Landlord's expenses in connection with such reletting. Tenant shall pay such amount to Landlord on the days on which the rent or other sums due hereunder would have been payable hereunder if possession had not been retaken. In no event shall Tenant be entitled to receive the excess, if any, of net rent collected by Landlord as a result of such reletting of the sums payable by Tenant to Landlord hereunder.

              d. If Tenant shall default in making any payment required to be made by Tenant (other than payments of rent) or shall default in performing any other obligation of Tenant under this Lease, Landlord may, but shall not be obligated to, make such payment or, on behalf of Tenant, spend such sum as may be necessary to perform such obligation. All sums so expended by Landlord, together with interest thereon at the annual rate of 18 percent, shall be repaid by Tenant to Landlord on demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it effect any other remedy of Landlord by reason of such default.

              e. The receipt of rent by Landlord with knowledge of any default of Tenant shall not be deemed to be a waiver of any provision of this Lease. Any failure of Landlord to enforce the provisions of this Lease upon the default of Tenant shall not be construed as creating a custom of deferring payment or as modifying in any way the terms of this Lease or as a waiver of Landlord's remedies under this Lease or of Landlord's right to enforce the provisions hereof for any subsequent default. No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent due hereunder shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed in accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.


                                       20







         24. HOLDOVER.

         If Tenant or any party claiming through or under Tenant shall remain or continue to be in possession of the Leased Premises or any part thereof after the termination of the Lease, without Landlord's consent, Tenant or such party or both shall be deemed to be a month-to-month tenant of the Leased Premises on all the terms and conditions of this Lease except that the monthly rent hereunder shall be two times the amount payable during the month prior to such termination. This Section shall not be construed as giving Tenant any right to hold over after the expiration of the Term or to limit Landlord's rights to obtain possession of the Leased Premises upon termination by any lawful means available to Landlord if Landlord does not elect to treat the continued possession by Tenant or any party claiming through or under Tenant as a month-to-month tenancy.

         25. SUBORDINATION.

              a. The Tenant agrees at the request of the Landlord to subordinate this Lease to any mortgage placed upon the Premises, provided that the holder of such mortgage agrees in substance for itself, its successors and assigns to be bound by the terms of this Lease and not to disturb the Tenant in the Tenant's possession of the Premises so long as the Tenant continues to perform the Tenant's obligations hereunder; and, in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept the Tenant as Tenant of the Premises under the terms and conditions of this Lease and to perform the Landlord's obligations hereunder (but only while owner of the Premises), and the Tenant agrees to recognize such holder or any other person acquiring title to the Premises as the Landlord.

              b. Subject to the requirements of Section 25(a) promptly at the request of Landlord or the holder of any mortgage on the Leased Premises or any landlord under any ground or underlying lease (herein referred to as a "Mortgagees"), Tenant shall execute, acknowledge and deliver such further instruments evidencing such subordination as the Landlord or such Mortgagee shall deem necessary or desirable, and, upon request of such Mortgagee, attorn to such Mortgagee and recognize such Mortgagee as Landlord under all the terms and provisions of this Lease except as such Mortgagee shall not be (i) liable for any act or omission of any prior landlord, or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord, or (iii) bound by any rent or other sums payable hereunder that Tenant might have paid for more than one month in advance to any prior landlord, or (iv) bound by any amendment or modification of this Lease made without the consent of such Mortgagee.

              c. Subject to the requirements of Section 25(a) after receiving written notice from any Mortgagee, Tenant shall be required to give to such Mortgagee the same notices as are required to be given to Landlord under the terms of this Lease, but such notices may be given by Tenant to Landlord and such Mortgagee concurrently. It is further agreed that such Mortgagee shall have the right, but not the obligation, within thirty (30) days after


                                       21







receipt of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before Tenant may take any action under this Lease by reason of such default and if necessary to cure such default, such Mortgagee shall have access to the Leased Premises. Notice to such Mortgagee shall be sent to the address specified in the written notice from such Mortgagee to Tenant, or to such other address as may be designated in writing from time to time from such Mortgagee. In any subordination agreements required of Tenant, Landlord shall exercise its best efforts to obtain a mortgagee's commitment to provide notices to Tenant contemporaneously with providing such notices to Landlord.

         26. NO IMPLIED SURRENDER OR WAIVER.

         The acceptance of rent by Landlord or his agent shall not be deemed to be a waiver (except as to any default arising out of the failure to pay the rent so accepted by Landlord) of any breach of Tenant of any covenant herein contained. No provisions of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the party to be charged.

         27. NO REPRESENTATIONS BY LANDLORD OR TENANT; ENTIRE AGREEMENT.

         Neither Landlord and Landlord's agents, nor Tenant and Tenant's agents, have made any representations, warranties, agreements or promises with respect to the Leased Premises, except such as are expressed herein. The entire agreement of the parties is contained herein, and there are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them other than as are herein set forth. The Leased Premises are being leased "as is" and Landlord makes no representation, express or implied, with respect to habitability, merchantability or fitness for a particular purpose, except for such as contained in a letter signed by Landlord and Tenant addressing certain project costs dated , 1995, and attached hereto as Exhibit D.

         28. AMENDMENT OR MODIFICATION.

         Except  as  herein  otherwise  provided,   no  amendment,   alteration,
modification of or addition to this Lease shall be valid or binding unless expressed in writing and signed by the party or parties to be bound thereby.

         29. DEFINITION OF LANDLORD.

         The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the Leased Premises. In the event of any sale or other transfer of the Leased Premises by Landlord, whether the original Landlord hereunder or any successor Landlord thereto, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of

                                       22







such sale or transaction and Tenant shall look solely to the successor Landlord for the performance of any such covenants or obligations.

         30. ESTOPPEL CERTIFICATES.

         Tenant agrees, at any time, and from time to time, upon not less than ten (10) days prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as modified is in full force and effect), and that there are no defenses or offsets thereto then accrued, or stating those claimed by Tenant, and the dates to which the rent and other charges have been paid, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of, any prospective holder of a mortgage upon the fee of the Leased Premises, or any other properly interest party.

         31. LIMITATION OF LANDLORD'S LIABILITY.

         Tenant shall neither assert nor seek to enforce any claim (except injunctive relief where appropriate) for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Leased Premises and in the rents, issues and profits thereof, and in any insurance proceeds actually received by Landlord that are allocable to the Leased Premises, and Tenant agrees to look solely to such interests and proceeds for the satisfaction of any liability of Landlord under this Lease. In no event shall Landlord (which term shall include, without limitation all or the officers, trustees, directors, partners, partners in partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability or ever be liable for damages, whether direct, consequential, punitive or otherwise.

         32. SEVERABILITY.

         If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in the event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

         33. CAPTIONS, GENDER, AND NUMBER.

         The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease. The term "Tenant" herein, or any pronoun used in place thereof, shall include the masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable.

         34. NOTICE.

         Any notice, demand or communication concerning the Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered personally or by certified or

                                       23







registered U.S. mail, postage prepaid or overnight courier service addressed to Tenant at the Leased Premises with a copy to Eaton, Peabody, Bradford & Veague, P.A., 167 Park Row, P.O. Box 9, Brunswick, ME 04011, ATTN: Michael B. Trainor, Esq. or addressed to Landlord at 28 Federal Street, Brunswick, Maine 04011,
ATTN: President, with a copy to Pierce, Atwood, Scribner, Allen, Smith & Lancaster, One Monument Square, Portland, Maine 04101, ATTN: Christopher E. Howard, Esq. Any such notice shall be deemed effective upon the earlier of (i) actual receipt or (ii) three days after deposit in the U.S. mail or with such overnight courier service as provided herein. Either party can change its address for future notices in the manner provided above, such change of address to be effective only upon receipt.

         35. ADDITIONAL RIGHTS. In the event it shall become necessary for Landlord to bring suit in order to collect the rent or to enforce any other provision of this Lease on the part of Tenant to be performed, Landlord shall be entitled to collect reasonable attorneys' fees and costs from Tenant in connection with the aforesaid enforcement proceedings, except to the extent prohibited by applicable law.

         36. RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a short form memorandum of this Lease in recordable form in compliance with the requirements of 33 M.R.S.A. ss.201, as amended, and satisfactory to Landlord and Tenant, which memorandum of lease may be recorded by either party. In no event shall such memorandum set forth the rental or other charges payable by Tenant under this Lease and any such memorandum shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions hereof.

         37. BINDING EFFECT.

         The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

         38. GOVERNING LAW.

         This Lease shall be governed by and interpreted in accordance with the laws of the State of Maine.



                                       24






         IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first set forth above.


WITNESS                                    BRUNSWICK DEVELOPMENT
                                           CORPORATION


- -----------------------------              By:----------------------------------
                                              Print Name:
                                              Its:

                                           BRUNSWICK TECHNOLOGOGIES, INC.


- -----------------------------              By:----------------------------------
                                              Print Name:
                                              Its:










                                       25




                                    EXHIBIT A




A certain lot or parcel of land in the municipality of Brunswick, County of Cumberland, State of Maine, situated at the terminus of Bibber Parkway in the Brunswick Industrial Park and being more particularly bounded and described as follows:

Lot 19 as defined on the plan entitled "Plan of Subdivision of Property, Brunswick Industrial Park, Phase III, Greenwood Road & Industrial Parkway, Brunswick, Maine" dated June 28, 1989 and recorded in the Cumberland County Registry of Deeds in Plan Book 179 Page 58.

Excepting a certain parcel of land on the west side of Bibber Parkway near the southeast corner of Lot 19 and more particularly bounded and described as follows:

           Commencing at a 1" aluminum post with 3 1/2" cap stamped PLS 2238, said post is located at the southeast corner of Lot 19 of the Brunswick Industrial Park as defined on the plan entitled "Plan of Subdivision of Property, Brunswick Industrial Park, Phase III, Greenwood Road & Industrial Parkway, Brunswick, Maine" dated June 28, 1989 and recorded in the Cumberland County Registry of Deeds in Plan Book 179 Page 58;

           Thence  north  ten  degrees  five  minutes   twenty   seconds  west(N
           10(degree)05' 20"W) along the West side of Bibber Parkway five and zero hundredths (5.00) feet to the True Point of Beginning;

           Thence south seventy-nine degrees fifty-four minutes forty seconds west (S 79(degree) 54' 40" W) twenty-five and zero hundredths (25.00) feet;

           Thence north ten degrees five minutes twenty seconds west (N 10(degree) 05' 20" W) thirty-two and zero hundredths (32.00) feet;

           Thence north seventy-nine degrees fifty-four minutes forty seconds east (N 79(degree) 54' 40" E) twenty-five and zero hundredths (25.OO) feet to the west side of Bibber Parkway;

           Thence south ten degrees five minutes twenty seconds east (S 10(degree) 05' 20" E) along the west side of Bibber Parkway thirty-two and zero hundredths (32.00) feet to the TruePoint of Beginning

           The bearings and distances are based upon a survey plan oriented to grid north prepared by Wright-Pierce, Topsham, Maine captioned "Site Survey of Lot 19, Brunswick Industrial Park, For Town of Brunswick dated June 14, 1995.





                              EXHIBIT A (continued)

                        BRUNSWICK DEVELOPMENT CORPORATION
                     AND BRUNSWICK TECHNOLOGIES, INC. LEASE

Landlord shall as soon as possible following the date of execution of this Lease conduct a title examination of the Leased Premises. In the event the results of such title examination disclose that Landlord does not have title to the Real Property, that Landlord's title is subject to any outstanding liens or encumbrances, and/or that the Real Property is encumbered by easements or rights of others which materially adversely affect the Tenant's intended us and occupation of the Real Property, Tenant shall notify Landlord of the same and Landlord, with whatever assistance or action may be necessary from the Town, which the Town hereby agrees to provide, shall, as soon as reasonably possible after receipt of such notice, 1) acquire good and marketable title to the Real Property or, if acceptable to Tenant, provide affirmative title insurance coverage insuring against loss, including loss arising from challenges as to marketability, in form reasonably acceptable to Tenant, 2) discharge of record the lien or encumbrances affecting the Real Property or subordinate the same to this Lease, and 3) remove of record such easement or right of others.

In the event any such defect material impairs Tenant's right to occupy and utilize the Leased Premises for its intended purposes, Tenant shall be entitled to immediately terminate this Lease, in which case both parties shall be relieved of all obligations hereunder upon written notice to Landlord.


Seen and Agreed:
TOWN OF BRUNSWICK







                                       26


                                                                       EXHIBIT B



                       THE ASSOCIATED GENERAL CONTRACTORS

                                     [LOGO]

                                STANDARD FORM OF
                             DESIGN-BUILD AGREEMENT
                             AND GENERAL CONDITIONS
                                  BETWEEN OWNER
                                 AND CONTRACTOR
                 [WHERE THE BASIS OF COMPENSATION IS A LUMP SUM]

This Document has important legal and insurance consequences; consultation with an attorney and insurance consultants and carriers is encouraged with respect to its completion or modification.


AGREEMENT

Made this Nineteenth day of July in the year of Nineteen Hundred and Ninety Five BETWEEN Brunswick Development Corporation the Owner, and Ouellet Associates, Inc. the Contractor.

For services in connection with the following described Project: (Include complete Project location and scope)

The construction of a 50,000 sq. ft. building of which 46,000 sq. ft. will be for manufacturing and warehouse and 4,000 sq. ft. will be for office space. The manufacturing warehouse facility to be located in Brunswick Industrial Park off Church Road, Brunswick, Maine.


The Owner and the Contractor agree as set forth below:

Certain provisions of this document have been derived with modifications from the following documents published by The American Institute of Architects AIA Document A111 Owner-Contractor Agreement [c] 1975 AIA Document A201 General Conditions [c] 1976 by the American Institute of Architects Usage made of AIA language with the permission of AIA does not imply AIA endorsements or approval of this document. Further reproduction of copyright AIA material without separate written permission from AIA is prohibited.






                                      INDEX

       ARTICLE                                                      PAGE

        1  The Construction Team and Extent of Agreement.............. 1

        2  Contractor's Responsibilities.............................. 1

        3  Owner's Responsibilities................................... 3

        4  Subcontracts............................................... 4

        5  Contract Time Schedule..................................... 4

        6  Lump Sum Price............................................. 4

        7  Changes in the Project..................................... 4

        8  Payments to the Contractor................................. 6

        9  Insurance, Indemnity and Waiver of Subrogation............. 7

       10  Termination of the Agreement and Owner's Fight
           to Perform Contractor's Obligations........................ 9

       11  Assignment and Governing Law...............................10

       12  Miscellaneous Provisions...................................10

       13  Arbitration................................................11






                                    ARTICLE 1

                  THE CONSTRUCTION TEAM AND EXTENT OF AGREEMENT

1.1 THE CONSTRUCTION TEAM: The Contractor, the Owner, and the Architect/Engineer called the "Construction Team" shall work from the beginning of design through construction completion. The services of Douglas Richmand/Sitelines as the Architect/Engineer will be furnished by the Contractor pursuant to an agreement between the Contractor and the Architect/Engineer.

1.2 EXTENT Of AGREEMENT: This Agreement represents the entire agreement between the Owner and the Contractor and supersedes all prior negotiations, representations or agreements. When the Drawings and Specifications are complete, they shall be identified by amendment to this Agreement. This Agreement shall not be superseded by any provisions of the documents for construction and may be amended only by written instrument signed by both Owner and Contractor.

1.3 DEFINITIONS; The Project is the total construction to be designed and constructed of which the Work is a part. The Work comprises the completed construction required by the Drawings and Specifications. The term day shall mean calendar day unless otherwise specifically designated.


                                   ARTICLE 2

                         CONTRACTOR'S RESPONSIBILITIES

2.1 CONTRACTOR'S SERVICES

2.1.1 The Contractor shall be responsible for furnishing the Design and for the Construction of the Project. The Contractor shall develop a design and construction phase schedule and the Owner shall be responsible for prompt decisions and approvals so as to maintain the approved schedule. Any design, engineering, architectural, or other professional service required to be performed under this Agreement shall be performed by duly licensed personnel.

2.1.2 The Contractor shall prepare and the Owner approve a design phase schedule as follows: PHASE 1: Based upon the Owner's Project requirements, schematic Design Studies will be prepared by the Architect/Engineer. These Schematics are for the purpose of assisting the Owner in determining the feasibility of the project. PHASE 2: Upon approval of Schematic Designs and authorization from the Owner to proceed, the Architect/Engineer shall prepare Design Development documents to fix the size and character of the Project as to structural, mechanical and electrical systems, materials and other appropriate essential items in the Project. These Development Documents are the basis for the design and construction of the Project. PHASE 3: From approved Design Development Documents the Architect/Engineer will prepare working Drawings and Specifications setting forth in detail the requirements for the construction of the Project, and based upon codes, laws or regulations which have been enacted at the time of their preparation.

2.1.3 The Contractor, the Architect/Engineer and the Owner will work closely together to monitor the design in accordance with prior approvals so as to ensure that the Project can be constructed within the Lump Sum as defined in
Article 6. As these working Drawings and Specifications are being completed, the Contractor will keep the Owner advised of the effects of any Owner requested changes on contract time schedule and/or the Lump Sum. Construction of the Project shall be in accordance with these Drawings and Specifications as approved by the Owner. The Drawings and Specifications shall remain the property of the Contractor and are not to be used by the Owner on this or other projects without the written consent of the contractor.

2.1.4 after the completion of any phase as set forth in Article 2.1.2, if the Project is no longer feasible from the standpoint of the Owner, the Owner may terminate this Agreement and pay the Contractor pursuant to Article 10.3.1.

2.1.5 The Contractor will assist the Owner in securing permits necessary for the construction of the Project.






2.2  RESPONSIBILITIES  WITH RESPECT TO CONSTRUCTION

2.2.1 The  Contractor  will provide all  construction  supervision,  inspection,
labor,  materials,   tools,   construction  equipment  and  subcontracted  items
necessary for the execution and completion of the Project.

2.2.2 The Contractor will pay all sales, use, gross receipts and similar taxes related to the work provided by the contractor which have been legally enacted at the time of execution of this Agreement and for which the Contractor is liable.

2.2.3 The Contractor will prepare and submit for the Owner's approval an estimated progress schedule for the Project. This schedule shall indicate the dates for the starting and completion of the various stages of the design and construction. it shall be revised as required by the conditions of the Work and those conditions and events which are beyond the Contractor's control.

2.2.4 The Contractor shall at all times keep the premises free from the accumulation of waste materials or rubbish caused by his operations. At the completion of the Work, he shall remove all of his waste material and rubbish from and around the Project as well as all his tools, construction equipment, machinery and surplus materials.

2.2.5 The Contractor will give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement, which govern the proper execution of the Work.

2.2.6 The Contractor shall take necessary precautions for the safety of his employees on the Work, and shall comply with all applicable provisions of federal, state and municipal safety laws to prevent accidents or Injury to persons on, about or adjacent to the Project site. He shall erect and properly maintain, at all times, as required by the conditions and progress of Work, necessary safeguards for the protection of workmen and the public. It is understood and agreed, however, that the Contractor shall have no responsibility for the elimination or abatement of safety hazards created or otherwise resulting from Work at the job site carried on by other persons or firms directly employed by the Owner as separate contractors or by the Owner's tenants, and the Owner agrees to cause any such separate contractors and tenants to abide by and fully adhere to all applicable provisions of federal, state and municipal safety laws and regulations and to comply with all reasonable requests and directions of the Contractor for the elimination or abatement of any such safety hazards at the job site.

2.2.7 The Contractor shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement. The system shall be satisfactory to the Owner, who shall be afforded access to all the Contractor's records books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Agreement. The Contractor shall preserve all such records for a period of three years after the final payment or longer where required by law.

2.3  ROYALTIES  AND PATENTS

2.3.1 The Contractor shall pay all royalties and license fees for materials, methods and systems incorporated in the work. He shall defend all suits or claims for infringement of any patent rights and shall save the Owner harmless from loss on account thereof except when a particular design, process or product is specified by the Owner. In such case the Contractor shall be responsible for such loss only if he has reason to believe that the design, process or product so specified is an infringement of a patent, and fails to give such information promptly to the Owner.

2.4 WARRANTIES AND  COMPLETION

2.4.1 The contractor warrants to the owner that all materials and equipment furnished under this Agreement will be new, unless otherwise specified, and that all Work will be of good quality, free from improper workmanship and defective materials and in conformance with the Drawings and Specifications. The Contractor agrees to correct all Work performed by him under this Agreement which proves to be defective in material and workmanship within a period of one year from the Date of Substantial Completion as defined in Paragraph 5.2, or for such longer periods of time as may be set forth with respect to specific warranties contained in the Specifications. This warranty is expressly in lieu of all other rights and remedies at law or in equity.

2.4.2 The Contractor will secure required certificates of inspection, testing or approval and deliver them to the Owner.

2.4.3 The Contractor will collect all written warranties and equipment manuals and deliver them to the Owner.

2.4.4 The Contractor, with the assistance of the Owner's maintenance personnel, will direct the checkout of utilities and operations of systems and equipment for readiness, and will assist in their initial start-up and testing.






2.5 ADDITIONAL  SERVICES

2.5.1 The Contractor will provide following additional services upon the request of the Owner A written agreement between the Owner and Contractor shall define. the extent of such additional services and the amount and manner in which the Contractor will be compensated for such additional services.

2.5.2 Services related to investigation appraisals or evaluations of existing conditions, facilities or equipment or verification of the accuracy of existing, drawings or other Owner-furnished information.

2.5.3 Services related to Owner-furnished equipment, furniture and furnishings which are not a part of this Agreement.

2.5.4 Services for tenant or rental spaces not a part of this  Agreement.

2.5.5 Obtaining and training maintenance personnel or negotiating maintenance service contracts.

                                    ARTICLE 3

                            OWNER'S RESPONSIBILITIES

3.1 The Owner shall provide full information regarding his requirements for the Project.

3.2 The Owner shall designate a representative who shall be fully acquainted with the Project, and has authority to approve changes in the scope of the Project, render decisions promptly, and furnish information expeditiously and in time to meet the dates set forth in Subparagraph 2.2.3.

3.3 The Owner shall  furnish for the site of the Project all  necessary  surveys
describing   the  physical   characteristics,   soils  reports  and   subsurface
investigations, legal limitations, utility locations, and a legal description.

3.4 The Owner shall secure and pay for all necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

3.5 The Owner shall furnish such legal services as may be necessary for providing the items set forth in Paragraph 3.4, and such auditing services as he may require.

3.6 If the Owner becomes aware of any fault or defect in the Project or non-conformance with the Drawings or Specifications, he shall give prompt written notice thereof to the Contractor.

3.7 The Owner shall provide the insurance for the Project as provided in Paragraph 9.4.

3.8 The Owner  shall  bear the costs of any bonds that may be  required.

3.9 The services and information required by the above paragraphs shall be furnished with reasonable promptness at the Owner's expense and the Contractor shall be entitled to rely upon the accuracy and the completeness thereof.

3.10 The Owner shall furnish reasonable evidence satisfactory to the Contractor prior to commencing Work and at such future times as may be required, that sufficient funds are available and committed for the entire Cost of the Project. Unless such reasonable evidence is furnished the Contractor is not required to commence or continue any Work or may if such evidence is not presented within a reasonable time stop Work upon l5 days notice to the Owner. The failure of the Contractor to insist upon the providing of this evidence at any one time shall not be a waiver of the Owner's obligation to make payments pursuant to this Agreement nor shall it be a waiver of the Contractor's right to request or insist that such evidence be provided at a later date.

3.11 The Owner shall have no contractual obligation to the Contractor's Subcontractors and shall communicate with such Subcontractors only through the Contractor.

                                    ARTICLE 4

                                  SUBCONTRACTS

4.1 All portions of the Work that the Contractor does not perform with his own forces shall be performed under subcontracts.

4.2 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform any Work in connection with the Project. The term Subcontractor does not include any separate contractor employed by the Owner or the separate contractors' subcontractors.

4.3  No  contractual   relationship  shall  exist  between  the  Owner  and  any
Subcontractor. The Contractor shall be responsible for the management of the Subcontractors in the performance of their Work.


                                   ARTICLE 5

                             CONTRACT TIME SCHEDULE

5.1 The Work to be performed under this Agreement shall be commenced on or about July 19, 1995 and shall be substantially completed on or about JANUARY 20, 1995

5.2 The Date of Substantial Completion of the Project or a designated portion thereof is the date when construction is sufficiently complete in accordance wit h the Drawings and Specifications so the Owner can occupy or utilize the Project or designated portion thereof for the use for which it is intended. Warranties called for by this Agreement or by the Drawings and Specifications shall commence on the Date of Substantial Completion of the Project or designated portion thereof. This date shall be established by a Certificate of Substantial Completion signed by the Owner and Contractor and shall state their respective responsibilities for security, maintenance, heat, utilities, damage to the Work and insurance. This Certificate shall also list the items to be completed or corrected and fix the time for their completion and correction.

5.3 If the Contractor is delayed at any time in the progress of the Project by any act or neglect of the Owner or by any separate contractor employed by the Owner, or by changes ordered in the Project, or by labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipated, unavoidable casualties, or any causes beyond the Contractor's control, or a delay authorized by the Owner pending arbitration, then the Date for Substantial Completion shall be extended by Change Order for the period caused by such delay.


                                    ARTICLE 6

                                 LUMP SUM PRICE

6.1 The Lump Sum price for the Project is (S 1,577,889.00).

6.2 The Lump Sum is based upon laws, codes, and regulations in existence at the date of its establishment and upon criteria, Drawings, and Specifications as set forth in this agreement.

6.3 The Lump Sum will be modified for delays caused by the Owner and for Changes in the Project, all pursuant to Article 7.

6.4  ALLOWANCES

6.4.1 Allowances included in the Lump Sum are as set forth below:

6.4.2 Whenever the cost is more than or less than the Allowance, the Lump Sum shall be adjusted by Change Order as provided in Article 7.

                                   ARTICLE 7

                             CHANGES IN THE PROJECT

7.1 The Owner, without invalidating this Agreement, may order Changes in the project within the general scope of this agreement consisting of additions, deletions or other revisions. The Lump Sum, and the contract time schedule shall be adjusted accordingly. All such Changes in the Project shall be authorized by Change Order.

7.1.1 A Change Order is a written order to the Contractor signed by the Owner or his authorized agent and issued after the execution of this Agreement authorizing a Change in the Project and/or an adjustment in the Lump Sum or the Contract Time Schedule.

7.1.2 The increase or decrease in the Lump Sum resulting from a Change in the Project shall be determined in one or more of the following ways:

7.1.2.1 by mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

7.1.2.2 by unit prices stated in this Agreement or subsequently  agreed upon; or

7.1.2.3 If none of the methods set forth in articles 7.1.2.1 and 7.1.2.2 is agreed upon, the Contractor shall promptly proceed with the Work required by the Change in the Project provided the Contractor receives a written order to proceed signed by the Owner. The increase in the Lump Sum shall then be determined on the basis of the reasonable costs of such Work and savings of those performing the Work attributed to the Change in the Project including a reasonable increase in the Contractor's overhead and profit. The amount of decrease in the Lump Sum to be allowed by Contractor to the Owner for any deletion or Change in the Project with results in a net decrease in cost will be the amount of the actual net decrease only. When both increases and decreases in cost of the Work are involved in any one Change in the Project the increase in overhead and profit shall be figured on the basis of the net increase in costs, if any. Under this article and articles 7.1.2.1 and 7.1.2.2 the Contractor shall keep and present in such form as the Owner may prescribe an itemized accounting together with appropriate supporting data of the effect on the Lump Sum. The increase or decrease in the Lump Sum under this article and articles 7.1.2.1 and 7.l.2.2 shall be authorized by Change Order signed by the Owner or its authorized agent.

7.1.3 If unit prices are stated in this agreement or subsequently agreed upon, and if the quantities originally contemplated are so changed in a proposed Change Order or as a result of several Change Orders that application of the agreed unit prices to the quantities of Work proposed will cause substantial inequity to the Owner or the Contractor. The applicable unit prices and the Lump Sum shall be equitably adjusted.

7.1.4 Should concealed conditions encountered in the performance of the Work below the surface of the ground or should concealed or unknown conditions in an existing structure be at variance with the conditions indicated by the Drawings, Specifications or Owner-furnished information or should unknown physical conditions below the surface of the ground or should concealed or unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement be encountered, the Lump Sum and the Contract Time Schedule shall be equitably adjusted by Change Order upon claim by either party made within a reasonable time after the first observance of the conditions.







7.2 CLAIMS FOR ADDITIONAL COST OR TIME

7.2.1 If the Contractor wishes to make a claim for an increase in the Lump Sum or an extension in the Contract Time Schedule he shall give the Owner written notice thereof within a reasonable time after the occurrence of the event giving rise to such claim. This notice shall be given by the Contractor before proceeding to execute the Work, except in an emergency endangering life or property in which case the Contractor shall act, at his discretion, to prevent threatened damage, injury or loss. Claims arising from delay shall be made within a reasonable time after the delay. Increases based upon design and estimating costs with respect to possible changes requested by the Owner, shall be made within a reasonable time after the decision is made not to proceed with the change. No such claim shall be valid unless so made. If the Owner and the Contractor cannot agree on the amount of the adjustment in the Lump Sum, and the Contract Time Schedule, it shall be determined pursuant to the provisions of
Article 13. Any change in the Lump Sum or Contract Time Schedule resulting from such claim shall be authorized by Change Order.

7.3 MINOR  CHANGES IN THE PROJECT

7.3.1 The Owner will have authority to order minor Changes in the Work not involving an adjustment in the Lump Sum or an extension of the Contract Time Schedule and not inconsistent with the intent of the Drawings and Specifications. Such Changes may be effected by written order and shall be binding on the Owner and the Contractor.

7.4  EMERGENCIES

7.4.1 In any emergency affecting the safety of persons or property, the Contractor shall act, at his discretion, to prevent threatened damage, injury or loss. Any Increase in the Lump Sum or extension of time claimed by the Contractor on account of emergency work shall be determined as provided in this Article.


                                   ARTICLE 8

                           PAYMENTS TO THE CONTRACTOR

8.1 Payments shall be made by the Owner to the Contractor according to the following procedure:

8.1.1 On or before the 4th Thursday of each month after Work has commenced, the Contractor shall submit to the Owner an Application for Payment in such detail as may be required by the Owner based on the Work completed and materials stored on the site and/or at locations approved by the Owner for the period ending on the 4th Thursday of the month.

8.1.2 Within ten (10) days after his receipt of each monthly Application for Payment, the Owner shall pay directly to the Contractor the appropriate amounts for which Application for Payment is made therein. This payment request shall deduct the aggregate of amounts previously paid by the Owner.

8.1.3 If the Owner should fail to pay the Contractor at the time the payment of any amount becomes due, then the Contractor may, at any time thereafter, upon serving written notice that he will stop Work within seven (7) days after receipt of the notice by the Owner, and after such seven (7) day period, stop the Project until payment of the amount owing has been received. Written notice shall be deemed to have been duly served if sent by certified mail to the last known business address of the Owner.

8.1.4 Payments due but unpaid shall bear interest at the rate of two percentage points above the prime interest rate prevailing from time to time at the location of the Project.

8.2 The Contractor warrants and guarantees that title to all Work, materials and equipment covered by an Application for Payment whether incorporated in the Project or not, will pass to the Owner upon receipt of such payment by the
Contractor free and clear of all liens, claims, security interests or encumbrances hereinafter referred to as Liens.

8.3 No Progress Payment nor any partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of any Work not in accordance with the Drawings and Specifications.











8.4 Final payment constituting the unpaid balance of the Project shall be due and payable when the Project is delivered to the Owner, ready for beneficial occupancy, or when the Owner occupies the Project, whichever event first occurs, provided that the Project be then substantially completed and this Agreement substantially performed. If there should remain minor items to be completed, the Contractor and the Owner shall list such items and the Contractor shall deliver, in writing, his guarantee to complete said items within a reasonable time thereafter The Owner may retain a sum equal to DO percent of the estimated cost of completing any unfinished items, provided that said unfinished items are listed separately and the estimated cost of completing any unfinished items is likewise listed separately. Thereafter, the Owner shall pay to the Contractor, monthly, the amount retained for incomplete items as each of said items is completed.

8.5 Before issuance of Final Payment, the Owner may request satisfactory evidence that all payrolls, materials bills and other indebtedness connected with the Project have been paid or otherwise satisfied.

8.6 The making of Final Payment shall constitute a waiver of all claims by the Owner except those rising from: unsettled liens, improper workmanship or defective materials appearing within one year after the Date of Substantial Completion, and terms of any special guarantees required by the Drawings and Specifications.

8.7 The acceptance of Final Payment shall constitute a waiver of all claims by the Contractor except those previously made in writing and unsettled.


                                   ARTICLE 9

                 INSURANCE, INDEMNITY AND WAIVER OF SUBROGATION

9.1 INDEMNITY

9.1.1 The Contractor agrees to indemnify and hold the Owner harmless from all claims for bodily injury and property damage (other than the Work itself and other property insured under Paragraph 9.4) that may arise from the Contractor's operations under this Agreement.

9.1.2 The Owner shall cause any other contractor who may have a contract with the Owner to perform work in the areas where Work will be performed under this Agreement, to agree to indemnify the Owner and the Contractor and hold them harmless from all claims for bodily injury and property damage (other than property insured under Paragraph 9.4) that may arise from that contractor's operations. Such provisions shall be in a form satisfactory to the Contractor.

9.2  CONTRACTOR'S  LIABILITY  INSURANCE

9.2.1 The Contractor shall purchase and maintain such insurance as will protect him from the claims set forth below which may arise out of or result from the Contractor's operations under this Agreement whether such operations be by himself or by any Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

9.2.1.1 Claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

9.2.1.2 Claims for damages because of bodily injury, occupational sickness or disease, or death of his employees under any applicable employer's liability law;

9.2.1.3 Claims for damages because of bodily injury, or death of any person other than his employees;

9.2.1.4 Claims for damages insured by usual personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor or (2) by any other person;

9.2.1.5 Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use therefrom;

9.2.1.6 Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

9.2.2 The Comprehensive General Liability Insurance shall include premises-operations (including explosion, collapse and underground coverage) elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

9.2.3 The Contractor's Comprehensive General and Automobile Liability Insurance, as required by Subparagraphs 9.2.1 and 9.2.2 shall be written for not less than limits of liability as follows:

     a. Comprehensive General Liability
        1. Bodily Injury                     $ 2,000,000.00   Each Occurrence
                                                       (Completed Operations)
                                             $ 2,000,000.00         Aggregate
        2. Property Damage                   $ 2,000,000.00   Each Occurrence
                                             $ 2,000,000.00         Aggregate

     b. Comprehensive Automobile Liability
        1. Bodily Injury                     $ 2,000,000.00       Each Person
                                             $ 2,000,000.00   Each Occurrence
        2. Property damage                   $ 2,000,000.00   Each Occurrence

9.2.4 Comprehensive General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability policy.

9.2.5 The foregoing policies shall contain a provision that coverages afforded under the policies will not be cancelled or not renewed until at least sixty
(60) days' prior written notice has been given to the Owner. Certificates of Insurance showing such coverages to be in force shall be filed with the Owner prior to commencement of the Work.

9.3  OWNER'S  LIABILITY  INSURANCE

9.3.1 The Owner shall be responsible for purchasing and maintaining his own liability insurance and, at his option, may purchase and maintain such insurance as will protect him against claims which may arise from operations under this Agreement.

9.4  INSURANCE TO PROTECT  PROJECT

9.4.1 The Owner shall purchase and maintain property insurance in a form acceptable to the Contractor upon the entire Project for the full cost of replacement at the time of any loss. This insurance shall include as named insureds the Owner, the Contractor, Subcontractors and Subsubcontractors and shall insure against loss from the perils of Fire, Extended Coverage, and shall include "All Risk" insurance for physical loss or damage including, without duplication of coverage, at least theft, vandalism, malicious mischief, transit, collapse, flood, earthquake, testing, and damage resulting from defective design, workmanship or material. The Owner will increase limits of coverage, if necessary, to reflect estimated replacement cost. The Owner will be responsible for any co-insurance penalties or deductibles. If the Project covers an addition to or is adjacent to an existing building, the Contractor, Subcontractors and Subsubcontractors shall be named as additional insureds under the Owner's Property Insurance covering such building and its contents.

9.4.1.1 If the Owner finds it necessary to occupy or use a portion or portions of the Project prior to Substantial Completion thereof, such occupany shall not commence prior to a time mutually agreed to by the Owner and the Contractor and to which the insurance company or companies providing the property insurance have consented by endorsement to the policy or policies. This insurance shall not be cancelled or lapsed on account of such partial occupancy. Consent of the Contractor and of the insurance company or companies to such occupancy or use shall not be unreasonably withheld.

9.4.2 The Owner shall purchase and maintain such boiler and machinery insurance as may be required or necessary. This insurance shall include the interests of the Owner, the Contractor, Subcontractors and Subsubcontractors in the Work.






9.4.3 (TEXT MISSING)...
of Owner s property due to those perils Insured pursuant to Subparagraph 9.4.l. Such policy will provide coverage for expenses of expediting materials, continuing overhead of the Owner and the Contractor, necessary labor expense including overtime loss of income by the Owner and other determined exposures.
Exposures of the Owner and the Contractor shall be determined by mutual agreement and separate limits of coverage FIXED FOR each item.

9.4.4 The Owner shall file a copy of all policies with the Contractor before an exposure to loss may occur. Copies of any subsequent endorsements will be furnished to the Contractor. The Contractor will be given sixty (60) days notice of cancellation nonrenewal or any endorsements restricting or reducing coverage. If the Owner does not intend to purchase such insurance he shall inform the Contractor in writing prior to the commencement of the work. The Contractor may then effect insurance which will protect the interests of himself the subcontractors and their subsubcontractors in the project the cost of which shall be added to the lump sum by change order. If the Contractor is damaged by failure of the Owner to purchase or maintain such insurance or to so notify the Contractor the Owner shall bear all reasonable costs properly attributable thereto.

9.5 PROPERTY INSURANCE LOSS ADJUSTMENT

9.5.1 Any insured loss shall be adjusted with the Owner and the Contractor and made payable to the Owner and Contractor as trustees for the insureds as their interests may appear subject to any applicable mortgagee clause.

9.5.2 Upon the occurrence of an insured loss, monies received will be deposited in a separate account and the trustees shall make distribution in accordance with the agreement of the parties in interest, or in the absence of such agreement in accordance with an arbitration award pursuant to Article 13. If the trustees are unable to agree between themselves on the settlement of loss, such dispute shall also be submitted to arbitration pursuant to Article 13.

9.6 WAIVER OF SUBROGATION

9.6.1 The Owner and Contractor waive all rights against each other, the Architect/Engineer Subcontractors and Subsubcontractors for damages caused by perils covered by insurance provided under Paragraph 9.4, except such rights as they may have to the proceeds of such Insurance held by the Owner and Contractor as trustees. The Contractor shall require similar waivers from all Subcontractors and Subsubcontractors.

9.6.2 The Owner and Contractor waive all rights against each other and the Architect/Engineer. Subcontractors and Subsubcontractors for loss or damage to any equipment used in connection with the Project which loss is covered by any property insurance. The Contractor shall require similar waivers from all Subcontractors and Subsubcontractors.

9.6.3 The Owner waives subrogation against the Contractor, Architect/Engineer, Subcontractors and Subsubcontractors on all property and consequential loss policies earned by the Owner on adjacent properties and under property and consequential loss policies purchased for the Project after its completion.

9.6.4 If the policies of insurance referred to in this Paragraph require an endorsement to provide for continued coverage where there is a waiver of subrogation the owners of such policies will cause them to be so endorsed.


                                   ARTICLE 10

                    TERMINATION OF THE AGREEMENT AND OWNER'S
                    RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS


TERMINATION BY THE CONTRACTOR

10.1.1 If the Project is stopped for a period of thirty (30) days under an order of any court or other public authority having jurisdiction, or as a result of an act of government, such as a declaration of a national emergency making materials unavailable, through no act or fault of the Contractor or if the Project should be stopped for a period of thirty (30) days by the Contractor for the Owner's failure to make payment thereon then the Contractor, may upon seven days written notice to the Owner, terminate this Agreement and recover from the Owner payment for all Work executed, the Lump Sum earned to date, and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery including reasonable profit and damages.






10.2 OWNER'S RIGHT TO PERFORM CONTRACTORS OBLIGATIONS AND TERMINATION BY THE OWNER FOR CAUSE

10.2.1 If the Contractor fails to perform any of his obligations under this Agreement, including any obligation he assumes to perform Work with his own forces, the Owner may, after seven days' written notice, during which period the Contractor fails to perform such obligation, make good such deficiencies. The Lump Sum, if any, shall be reduced by the cost to the Owner of making good such deficiencies.

10.2.2 If the Contractor is adjudged a bankrupt, or if he makes a general assignment for the benefit of his creditors, or if a receiver is appointed on account of his insolvency, or if he persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or if he fails to make proper payment to Subcontractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of this agreement, then the Owner may, without prejudice to any right or remedy and after giving the Contractor and his surety, if any, seven (7) days' written notice, during which period the Contractor fails to cure the violation, terminate the employment of the Contractor and take possession of the site and of all materials, equipment, tools, construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever reasonable method he may deem expedient. In such case, the Contractor shall not be entitled to receive any further payment until the Work is finished nor shall he be relieved from his obligations assumed under Article 6.

10.3  TERMINATION  BY OWNER WITHOUT CAUSE

10.3.1 If the Owner terminates the Agreement other than pursuant to 10.2.2, he shall pay the Contractor the total of: (a.) Costs incurred by the Contractor in performing the Project, including initial costs and preparatory expenses; (b.) Costs incurred in settling and paying termination claims under terminated subcontracts; (c.) Accounting, legal, clerical and other expenses incurred as a result of the termination; (d.) Storage, transportation, demobilization and other costs incurred for the preservation, protection or disposition of material and equipment on the Project; (e.) Any other necessary and reasonable costs incurred by the Contractor as a result of the Owner's termination of this Agreement; (f.) Overhead at ten percent (10%) of the total amount of (a.) through (e.) above; profit at ten percent (10%) of the total amount of (a} through (f) above, as adjusted pursuant to Articles 6 and 7. In calculating the amount due the Contractor under this clause, a deduction shall be made for all payments to the Contractor under this Agreement.


                                   ARTICLE 11

                          ASSIGNMENT AND GOVERNING LAW

11.1 Neither the Owner nor the Contractor shall assign his interest in this Agreement without the written consent of the other except as to the assignment of proceeds.
11.2 This Agreement shall be governed by the law in effect at the location of this Project.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

Addendum number 1, dated May 1, 1995.
Addendum number 2, dated May 2, 1995.
Addendum number 3, dated May 3, 1995.

Specifications As Suited By Ouellet Associates, Inc. Containing Divisions 1 To 16 Dated July 12, 1995.
Plans And Drawings As Submitted By Ouellet Associates, Inc. Dated July 12, 1995.

Letter Of Additional Changes From Ouellet Associates, Inc. Dated June 28, 1995.

Instruction to Bidder, dated April 14, 1995, paragraph 13, change the retainage amount from (10%) to (5%).

Proposal and BTI outline specifications, dated May 10, 1995.




                                   ARTICLE 13

                                   ARBITRATION

13.1 AGREEMENT TO ARBITRATE: All claims disputes and matters in question arising out of or relating to this Agreement or the breach thereof, except for claims which have been waived by the making or Acceptance of Final Payment, and the claims described In Article 13.7, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules Of The American Arbitration Association then in effect unless the parties mutually agree otherwise. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

13.2 NOTICE OF DEMAND: Notice of the demand for arbitration shall be filed in writing with The Other Party to this agreement and with The American Arbitration Association. The Demand For Arbitration Shall Be Made Within A Reasonable Time After Written notice of the claim dispute or other matter in question has been given, and in no event shall it be made AFTER THE DATE OF FINAL ACCEPTANCE OF THE WORK BY THE OWNER OR WHEN INSTITUTION OF LEGAL OR EQUITABLE PROCEEDINGS BASED ON SUCH CLAIM, DISPUTE OR other matter in question would be barred by the applicable statute of limitations, whichever shall first OCCUR. The Location Of the arbitration proceedings shall be the city of the Contractor's headquarters or the legal office of Amerlinq & Burns, 193 Middle Street, Portland, ME 04112.

13.3 AWARD: The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

13.4 WORK CONTINUATION AND PAYMENT: Unless otherwise agreed in writing, the Contractor shall carry on the Work and maintain the Schedule of Work pending arbitration, and, if so, the Owner shall continue to make payments in accordance with this Agreement.

13.5 NO LIMITATION Of RIGHTS OR REMEDIES: Nothing in this Article shall limit any rights or remedies not expressly waived by the Contractor which the Contractor may have under lien laws or payment bonds.

l3.6 SAME ARBITRATORS: To the maximum extent permitted by law, all claims which are related to or dependent upon each other, shall be heard by the same arbitrator or arbitrators even through the parties are not the same.

13.7 EXCEPTIONS: This agreement to arbitrate shall not apply to any claim of contribution or indemnity asserted by one party to this Agreement against the other party and arising out of any action brought in a state or federal court or in arbitration by a person who is under no obligation to arbitrate the subject matter of such action with either of the parties hereto. In any dispute arising over the application of this Article 13.7, the question of arbitration shall be decided by the appropriate court and not by arbitration.


Attest:____________________________         Owner:_____________________________


Attest:____________________________    Contractor:_____________________________









June 28, 1995

Mr. Donald Gerrish
Town of Brunswick
28 Federal Street
Brunswick, ME 04011

Listed below is the description and cost break down of the proposed changes requested by Brunswick Development Corporation for the proposed BTI building.

1. The addition of an extra loading dock per alternate # 9.           $ 4,800.00

2. The concrete floors are to be sealed with an Ashford Formula
   floor sealer.                                                      $ 4,850.00

3. The independent testing of the concrete slab during the pour.      $ 1,000.00

4. The addition of two stair ways and wall to the second floor
   mezzanine area.                                                    $ 4,936.00

5. The additional fixtures in the bathrooms and toilets partition
   per the revised plan dated 06/06/95.                               $ 4,750.00

6. The modification of the layout of the office area as per plans
   dated 06/06/95.                                                       $ 00.00

7. The addition of in rack sprinkler system of the storage area to including an allowance of $2,400.00 for the Water District
   inspection fees.                                                  $ 21,000.00

8. The installation of moisttop vapor barrier under the slab.         $ 1,000.00

9. The addition of parabolic light fixtures in the office area per
   alternate # 8.                                                     $ 2,650.00











10. The data communication installation of a data rack and patch
    panel per alternate # 5.                                          $ 1,200.00

11. The substitution of the front gable end corrugated panel
    from a 7.5" to a 4.5" corrugation approved by Beh Jen.               $ 00.00

12. The installation of a single zone air conditioning system
    with control dampers as per our original proposal.                   $ 00.00

13. The additional cost for the increase electrical power loads
    generated by machine # 7.                                         $ 5,328.00

14. Cost to change exterior lights to cut off luminaries as
    requested by the planning boards.                                 $ 1,075.00

15. Paint exterior sidewalls and endwall.                            $ 12,300.00
                                                                    ------------

              Subtotal of all extra changes.....................     $ 64,889.00
              Original Base Bid.................................  $ 1,513,000.00

TOTAL NET COST OF REVISED BASE BID WITH ALL CHANGES INCLUSIVE...  $ 1,577,889.00


Notes:

Because of the contract sighning delay, the fuel expenses for temporary heat incurred after November 1, 1995, will be paid by the owner.

The anticipated delay for the delivery of the Behlen building due to the delay in contract signing will be 4 to 6 weeks. Because of this delay the owners shall guarantee to the contractor that $480,000.00 in US funds will yield at least $653,000.00 in Canadian dollars.

All items listed above are included in the new revised base bid. This document will become part of the contract to clarify the scope of work. If you have any questions, please do not hesitate to call. Thank you.

Sincerely,

Mike Ouellet









BRUNSWICK/BTI FACILITY                                               May 1, 1995



                                 ADDENDUM NO. I

         The following items include clarifications, adjustments and additions to the RFP for this Project and shall be considered by the D/B Teams as if originally issued with the RFP.

A - Copy  of Town  of  Brunswick  Zoning  Ordinance  distributed  to  D/B  Teams
    "Request for Proposal" Release Meeting on April 14, 1995.

B - RFP Proposal must be received a 3:00 P.M. on Wednesday, May 10, 1995.

C - D/B Teams must  include an  allowance  of  $15,000 for Project  Landscaping.
    This allowance is for shrubbery and plantings only: required loam and seeding is to be carried independently by the D/B Teams.

    Note: Each D/B Team must submit with its Proposal a schematic layout of the landscaping proposal.

D - In the event: the Owner is  unable  to select a D/B Team  Proposal,  all D/B
    Teams submitting an acceptable Proposal, in accordance with Article 18 of the Instructions to Bidders, will be awarded a $2,000 design honorarium.

E - No bonding of sub-contractors required by Owner.

F - Each D/B Team is required to submit with its Proposal, a certificate of "Design Errors and Omissions" Insurance indicating coverage carried.

    Note: Design Errors and Omissions Insurance is not a mandatory requirement by the Owner.

G - Each D/B Team must submit 5 copies of its Proposal.

H - "Construction Documents Required" is attached to this addendum.

I - All fees for all permits required for this Project are the responsibility of the Contractor (D/B Team).

J - QA/PUR area to be enclosed with permanent full height partitions.

K - Office Layout in BTI Proposed Facility Layout may be adjusted if a more efficient use of the space can be achieved. BTI would like to add one additional office.

    Note: Several adjustments to the Electrical & Mechanical RFP requirements been suggested and these items will be included in a subsequent addendum following the pre-bid conference on May 1, 1995.







BRUNSWICK/BTI FACILITY                                               May 1, 1995



                                    SECTION 7

                        CONSTRUCTION DOCUMENTS REQUIRED

- - The  Proposal   Specifications  &  Drawings  must  be  further  developed   in
  accordance with the RFP, setting forth in detail the requirements for the construction of the Project.

  These Construction Documents must be sufficiently developed to enable the following:

         a) the Owner to fully understand the significant details of the Project
         b) to  insure  that  quality   level  of   equipment,   materials   and
            construction are identified and meet with the Owner's approval.
         c) to insure  sufficient details to permit proper  coordination between the various trades involved in the Project.

- - These Construction Documents must be prepared and/or sealed by practicing Architects/Engineers with State of Maine Registration.

- - The RFP Protect Schedule indicates that a Letter of Intent will be issued to the selected D/B Team on May 17, 1995 subject to certain commitments, including the preparation of the Construction Documents as noted above. These documents must be submitted by the selected D/B Team by June 16, 1995. It is most important that these required Construction Documents be submitted on schedule and approved by the Owner in order to execute a contract on June 23, 1995.











BRUNSWICK/BTI FACILITY                                               MAY 2, 1995

                                 ADDENDUM NO. 2

         The following items include clarifications, adjustments and additions to the RFP for this Project and shall be considered by the D/B Teams as if originally issued with RFP:

A. The Applicant for the required Planning Board approval will be the Contractor (D/B Team).
         Note: Contractor must have Final application for Site Plan Approval to the Planning Board on May 22, 1995.

B. Bennett Engineering will be engaged by the Owner to assist in the evaluation of the D/B proposals submitted.

C. Town of Brunswick requirement that an "open lane" be provided around the entire facility does not require any improvements to the "open lane" area.

D. Sampling Manhole not required; standard requirements only.

E. 8" concrete pad required under machines 1-6 inclusive, under the sample machine and the needle loom.

F. No overhead doors required for trash compactors.

G. Layout prepared by BTI and included in the RFP does not address code requirements; such requirements are the responsibility or the D/B Teams.

H. Alternate No. 2 - Clear Height (Clarification)
         Note: Base bid to include clear height of 18 ft. for manufacturing and storage area. This alternate is to increase the clear height in the storage area (only) from 18 ft. to 24 ft.

I. Storage area to house a combination of pallet racking and stacks (beam area)

J. Utility room to include a shower (unisex)/ ADA approved.

K. "P" Designation On BTI Layout Indicates pallet storage location.

L. Owner of the Project will be responsible for any permit cost and/or fees assigned by CMP Co. for providing electrical service to the Project.

M. Contractor's responsibility for providing power to the machinery shall terminate at the junction boxes @ ceiling height.



                                        1








N. Delete  Section  16100-1.01G in its  entirety  and replace  with:
   "Submit an alternate price for all electrical work in the manufacturing  area to be enclosed and gasketed (dust tight)."
          Note:   Add to Proposal form as Alternate No. 10.

O. At the  end of  Section  16100-2.09.B  add  the  following  sentences:
    "High pressure sodium fixtures shall be furnished with hinged and gasketed lens. Exposed surface temperature not to exceed 165 degrees C (325 F)."

P. Submit an alternate price for using two (2) lamp, 96" high - output, fluorescent fixtures -dust and moisture resistant, pendant mounted 18'-0" AFF to bottom of fixture. Exposed surface temperature not to exceed 165 degrees C (329 F). Note: Add to Proposal form as Alternate No. 11.

Q. Delete Section 15600 Part I, 1.04-A in its entirety and replace with the following:
    "All required coverage shall be provided by a dry pipe systems."

R. The Brunswick-Topsham Water District (BTWD) requires a separate service line for domestic water. The BTWD requires tee be installed at end of existing 6" lateral stub for domestic service. Install curb stop within the public right-of-way on domestic line. Fire line and domestic water service lateral to then extend separately to building from tee.
   The BTWD reports their hydrant (#489) at the end of Bibber Parkway in front of Lot 19 was flow tested on 1 May 1995 with the following results:
               Static Pressure:              58 psi
               Flow (at Residual             1,087 gpm
                Pressure of 48 psi)

S. Receipt of Proposals - will be as per Article C, Section 6 of the RFP.

T. D/B Teams are to carry an allowance of $25,000 for cost of Local Fees as listed blow:

                  a)       Site Plan Review Process
                  b)       Impact Fee for Traffic
                  c)       Impact Fee for Solid Waste
                  d)       Building Permit
                  E)       Electrical Permit
                  f)       Plumbing Permit
                  g)       Fire Department Inspection
                  h)       Sewer Connective Fee
                  i)       Water District Meter Fee

U. Clarification of Section 3 "BTI New Facility Specifications" - Article 3A1: change the word "should" to "could" - intent being that a 46,000 SF shell could be constructed for manufacturing and warehouse with the 4000 SF office area constructed as a separate "wing" to the shell.



                                       2





          Description Of Location And Use                                    Voltage  Phases  Ckt Bkr
                                                                              VAC              Amps

A  Main Power for Machine #1                                                  240       3      50
B  Main Power for Machine #2                                                  240       3      60
C  Main Power for Machine #3                                                  240       3      60
D  Main Power for Machine #4                                                  240       3      125
E  Main Power for Machine #5                                                  480       3      150
F  Main Power for Machine #6                                                  480       3      150
   Maintenance Shop - Duplex Convenient Outlets every 4' on solid walls       120       1      15
G  Maintenance Shop - Welder                                                  240       1      50
   Sample Room - Duplex Convenient Outlets suspended tr ceiling on so         120       1      15
   cords 9 places equal spacing
H  Sample Room - Lathe Slitter                                                240       3      30
   Compressor Room - Duplex Convenient Outlets 3 places for auto purge        120       1      15
   units
I  Compressor Room - New Screw Air Compressor                                 480       3      60
   Compressor Room - Old Air Compressor                                       480       3      30
K  Compressor Room - Air Dryer                                                120       1      20
L  Main Power for Sample Machine                                              240       3      60
M  Main Power for Needle Loom                                                 240       3      60
N  Machine #1 Hoist Power at ceiling height                                   120       1      l5
O  Machine #2 Hoist Power at ceiling height                                   120       1      15
Q  Machine #3 Hoist Power at ceiling height                                   120       1      15
R  Machine #4 Hoist Power at ceiling height                                   120       1      20
S  Machine #5 Hoist Power at ceiling height                                   120       1      20
T  Machine #6 Hoist Power at ceiling height                                   120       1      20
U  Sample machine Hoist at ceiling height                                     120       1      15
V  Compactor Power - Cardboard                                                480       3      60
W  Compactor Power - Trash                                                    480       3      60
X  Pallet Lifts - 4 places each 20 Amp                                        120       1      20
PR Pallet Wrapper                                                             120       1      15
Y  Lab -Infrared Heater                                                       240       1      20
Z  Lab - Dryer                                                                120/240   1      20
   Duplex Convenience outlets in Mfg 1 every 40'                              120       1      15
AA Shop - Battery Charger                                                     240       1      15












                               [MAP OF FACILITY]













BRUNSWICK/BTI FACILITY                                               MAY 5, 1995




                                 ADDENDUM NO.3


         The following items include clarifications, adjustments and additions to the RFP for this Project and shall be considered by the D/B Teams as if originally issued with the RFP:

A. BTI New Facility Specifications.

   Section 3N - Flat roof referenced in this section shall be defined as a roof with interior drainage.

B. Attached is a copy of Supplemental General Conditions dated May 5, 1995. Delete Supplemental General Conditions dated April 13, 1995, as issued with the RFP, and substitute the attached.












                                BRUNSWICK/BTI FACILITY

                                                                     May 5, 1995

                         SUPPLEMENTAL GENERAL CONDITIONS
                 (ISSUED WITH ADDENDUM NO. 3 DATED MAY 5, 1995)

Article 1.2

     Add the following:
     The Contract Documents consist of the following:
          a) Request For Proposal
          b) Addendum to the RFP
          C) Design Build Agreement
          D) General Conditions
          E) Supplemental General Conditions
          F) Approved Working Drawings & Specifications

Article 2.1.1

     In the 2nd line following the word "schedule" add, "satisfactory to the Owner."

Article 2.1.2

         Contract award is based upon a Design/Build competition. Design/Build Proposals submitted shall contain design specifications and drawings as described in this article as Phase 2 - Design Development Documents and as further detailed in "Proposal Specifications & Drawings" of the RFP.

         Phase 3 - Working Drawings & Specifications shall be, at a minimum developed as per this article and as further detailed in the RFP.
         Add the following:
         In the 1st line following the word "schedule" add, "satisfactory to the Owner."
         In the 4th line following the word "documents" add, "satisfactory to the Owner."
         In the 7th line following the word "specifications" add, "satisfactory to the Owner."

Article 2.1.5


         Delete in its entirety and substitute the following:
         "The Contractor shall be responsible to secure all necessary permits for the construction of the Project."

Article 2.2.2

         Add the following:
         No State of Maine Sales tax costs shall be included in the cost of the Project. Project is exempt from Maine State Sales Tax.

Article 2.2.3

         Add the following:
         At the end of the last sentence following "beyond the Contractor's Control" add








BRUNSWICK/BTI FACILITY                                               May 5, 1995

Article 9.1.1

         Delete this Article in its entirety and replace with the following:
         "The Contractor agrees to defend and indemnify and hold the Owner harmless from all claims (other than the work itself and other property insured under paragraph 9.4.) that may arise from the work."

Article 9.1.2

         Delete this Article in its entirety.

Article 9.2.3

         Limit of liability for the Insurance requirements referenced in this Article shall be as follows:

         a) Comprehensive General Liability
               1. Bodily Injury                      $2,000,000 Each Occurance
                                                        (Completed Operations)
                                                     $2,000,000 Aggregate
               2. Property Damage                    $2,000,000 Each Occurance
                                                     $2,000,000 Aggregate

         b) Comprehensive Automobile Liability
               1. Bodily Injury                      $2,000,000 Each Person
                                                     $2,000,000 Each Occurance
               2. Property Damage                    $2,000,000 Each Occurance

Article 9.4.1

         Delete reference re "Owner shall purchase and maintain property insurance." The insurance requirements of this Article, generally described as "Builders Risk" shall be purchased and maintained by the Contractor.

         Delete the last sentence of this Article.

Article 9.4.2

         Delete "The Owner shall purchase" and substitute "Contractor shall purchase."

Article 9.4.3

         Delete "The Owner shall purchase and maintain..." and substitute the following: "The Contractor shall purchase and maintain..."

Article 9.4.4

         Substitute "Owner" for "Contractor" and "Contractor" for "Owner".
         Note: Based upon Contractor purchasing and maintaining "Builders Risk" Insurance.

Article 9.5.2

         Delete all reference to "arbitration" and substitute "the court".



                                       4



BRUNSWICK/BTI FACILITY                                               May 5, 1995

Article 9.6

         Delete this Article in its entirety.

Article 10.1.1

         "Thirty (30) days" referenced in this Article is changed to "thirty
(30) days or more."

         In 4th line following the word "payment" add "unless such failure is the result of Contractor failures or damages caused by the Contractor."

Article 10.2.1

         Add the following:
         "The Owner reserves the right to seek damages if the Owner finds it necessary to terminate the Contractor".

Article 1O.2.2

         Delete in line 7 the following:
         "during which period the Contractor fails to cure the violation." Add the following to the last sentence:
         "and the Owner reserves the right to seek damages."

Article 13

         Delete this Article in its entirety.



                                        5






                                    EXHIBIT C

The Landlord and BTI agree that the following shall be considered Project Costs under the Lease.

1. All costs incurred by the Landlord or the Town of Brunswick in the preparation and review of the building and site design; the selection of a design/build team; and the preparation and review of any construction contact and any related thereto required to complete the Project. Costs include but are not limited to design honorariums, architectural, engineering, consulting and legal fees.

2. All costs associated with the construction of the building and related site or off-site improvements including the extension of any utilities to the site.

3 All costs incurred by the Landlord or the Town of Brunswick in planning the Project or in obtaining any permit, license or approval required by any agency or authority having jurisdiction over the Project. Such costs include but are not limited to, site evaluation, soils testing, storm water management analysis and design, traffic analysis, sewer flows and water requirements.

4. Any impact fees or any other fee levied by an authority or agency with jurisdiction over the Project and paid by the Town of Brunswick or the Landlord.

5. Any cost connected with the issuance of bonds by the Town of Brunswick to capitalize the Landlord and any costs connected with the Landlord's note to the Town of Brunswick. Such costs include but are not limited to bond counsel and legal costs, bond rating, preparation of official statements, and disclosure materials, registration of the bonds, underwriters costs, closing costs, premium on the bonds, and any other costs incidental to either the Town or Landlord's financing.

6. Any cost connected with the preparation and review of the Lease between the Landlord and BTI.

7. Any cost incurred by the Town in establishing the Brunswick Development Corporation.

8. Any cost incurred by the Town or the Landlord for construction management.

9. Any construction period interest or other carrying or out of pocket costs in connecton with the construction of the building and related improvements incurred by the Town or the Landlord in financing the Project.






BRUNSWICK/BTI FACILITY                                               May 5, 1995

Article 4.2

         Add the following:
         "The Contractor agrees to be responsible for every sub-contractor and agent and to bind every sub-contractor and agent to the terms of the Contract Documents."

Article 4.3

        Add the following:
        "The Owner reserves the right to issue a statutory notice to the sub-contractors and agents preventing them from placing liens on Owner's property".

Article 5.l

         Delete in the 4th line reference to "Pending Arbitrations".

Article 7.1.2 - 7.1.4 (inclusive)

         Delete these articles in their entirety and replace with the following:
         "For any work accomplished on a cost plus basis the following rates for overhead & profit shall be established:
         a) 10% of cost of any work performed by General Contractor.
         b) 10% of cost of any work performed by each sub-contractor for work provided by his own forces.
         c) 5% to General Contractor for work performed by his sub-contractors

Article 8.1.2

         Application for Payment as referenced in this article shall mean approved Application for Payment.

Article 8.4

         Delete in the 2nd line "ready for beneficial occupancy" and replace with "after achieving substantial completion".

Article 8.5

         Lien waivers, on a form satisfactory to the Owner, shall be required from the General Contractor, major sub-contractors and material suppliers on a monthly basis.

Article 8.6

         Delete this article in its entirety.

Article 9

         Add the following:
         "All liability and property policies applicable to Articles 9.1 through and including 9.6.4 shall include the Town of Brunswick as a named insured."








BRUNSWICK/BTI FACILITY                                               May 5, 1995

"such as strikes, lockouts, fires and unavoidable casualties".

    Article 2.2.6

             Delete the last sentence in its entirely.

    Article 2.3.1

             In the 2nd sentence delete the balance of the sentence beyond the word "thereof".

    Article 2.4.1

             In the 2nd sentence following the word "performed" delete "by him".

    Article 3.1

             Delete "full information" and replace with "all information known to Owner".

    Article 3.2

             In the 2nd line delete "render decisions promptly" and replace with "render decisions reasonably promptly upon request".

    Article 3.3

             Owner has furnished site information, including Test Pit Logs taken at the site, within the RFP. Contractor is responsible for any further site information the Contractor may require.

    Article 3.4

            Delete this Article in its entirety.

    Article 3.7

            Substitute "Contractor" for "Owner".

    Article 3.8

            Substitute "Contractor" for "Owner".

   Article 3.9

            Add the following at the end of this sentence, "provided the Contractor has no knowledge of any fault or defect in the information".

   Article 3.10

            In the 1st sentence after the word "shall" add "reasonably promptly upon request".